Exhibit 3.1

No: 1959763

BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Digital Landscape Group, Inc.

(formerly Landscape Acquisition Holdings Limited)

FIRST INCORPORATED THE 1ST DAY OF NOVEMBER 2017

AMENDED AND RESTATED THE 7TH DAY OF FEBRUARY 2020

AMENDED AND RESTATED THE 10TH DAY OF FEBRUARY 2020

Intertrust Corporate Services (BVI) Limited

Ritter House, Wickhams Cay II

Road Town, Tortola VG1110, British Virgin Islands

T +1 284 394 9100 F +1 284 494 9101 www.intertrustgroup.com

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

DIGITAL LANDSCAPE GROUP, INC.

a company limited by shares

1.	NAME

1.1	The name of the Company is Digital Landscape Group, Inc.

2.	STATUS

2.1	The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

3.1	The first registered office of the Company shall be Ritter House, Wickhams Cay II, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

3.2	The first registered agent of the Company will be Intertrust Corporate Services (BVI) Limited, Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands.

3.3

The Company may change its registered office or registered agent by a Resolution of Directors or a Resolution of Members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4.	CAPACITY AND POWER

4.1	The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of sub-paragraph (a), full rights, powers and privileges.

4.2	There are subject to Clause 4.1 no limitations on the business that the Company may carry on.

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5.	NUMBER AND CLASSES OF SHARES

5.1

The Company is authorised to issue a maximum of 1,992,986,033 shares, consisting of: (a) a maximum of 1,590,000,000 Ordinary Shares of no par value; (b) a maximum of 200,000,000 Class B Shares of no par value; (c) a maximum of 1,600,000 Series A Founder Preferred Shares of no par value; (d) a maximum of 1,386,033 Series B Founder Preferred Shares of no par value; and (e) a maximum of 200,000,000 shares of one or more additional classes of shares to be issued pursuant to Clause 9 (each, an “Additional Class of Shares” and collectively, the “Additional Classes of Shares”).

6.	DESIGNATIONS, POWERS, PREFERENCES OF SHARES

6.1	Ordinary Shares:

(a)

confer upon the holders, subject to the right of the Series A Founder Preferred Shares in accordance with Article 4 to receive any Annual Dividend Amount from time to time, the right, together with the holders of the Series A Founder Preferred Shares, to receive all amounts available for distribution and from time to time to be distributed by way of dividend or otherwise in accordance with the Articles;

(b)

confer upon the holders, in respect of each such Ordinary Share, the right to receive notice of, attend and vote as a Member at any meeting of Members and to vote on any Resolution of Members to be passed as a resolution in writing, in each case in accordance with the Articles;

(c)	confer upon the holders the right to a pro rata share (with the holders of Series A Founder Preferred Shares) in the distribution of the surplus assets of the Company on its liquidation; and

(d)	are not convertible or exchangeable for any other class or series of shares of the Company.

6.2	Class B Shares:

(a)	confer upon the holders no right to any dividends or distributions at any time, including upon a distribution of the surplus assets of the Company on its liquidation;

(b)

confer upon the holders, in respect of each Class B Share, the right to receive notice of, attend and vote as a Member at any meeting of Members and to vote on any Resolution of Members to be passed as a resolution in writing, in each case in accordance with the Articles; and

(c)	are not convertible or exchangeable for any other class or series of shares of the Company.

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6.3	Series A Founder Preferred Shares:

(a)	confer upon the holders the right to a share in the Annual Dividend Amount payable in accordance with Article 4 of the Articles;

(b)

except as may otherwise be provided in this Memorandum or the Articles or by applicable law, confer upon each holder, in respect of each Series A Founder Preferred Share, the right to receive notice of, attend and vote as a Member at any meeting of Members and to vote on any Resolution of Members to be passed as a resolution in writing on all matters on which shareholders are generally entitled to vote, in each case in accordance with the Articles, pursuant to which such holder shall be entitled to a number of votes equal to the number of Ordinary Shares into which the Series A Founder Preferred Shares held of record by such holder could then be converted pursuant to Article 5;

(c)

subject to the right of the Series A Founder Preferred Shares in accordance with Article 4 to receive any Annual Dividend Amount from time to time, confer upon the holders the right, together with the holders of the Ordinary Shares, to receive all amounts available for distribution and from time to time to be distributed by way of dividend or otherwise at such time as the Directors shall determine in accordance with the Articles;

(d)	confer upon the holders the right to a pro rata share (with the holders of Ordinary Shares) in the distribution of the surplus assets of the Company on its liquidation; and

(e)	are convertible into Ordinary Shares in the circumstances specified in Article 5.

6.4	Series B Founder Preferred Shares:

(a)	confer upon the holders no right to any dividends or distributions at any time, including upon a distribution of the surplus assets of the Company on its liquidation;

(b)

except as may otherwise be provided in this Memorandum or the Articles or by applicable law, confer upon each holder, in respect of each Series B Founder Preferred Share, the right to receive notice of, attend and vote as a Member at any meeting of Members and to vote on any Resolution of Members to be passed as a resolution in writing, on all matters on which shareholders are generally entitled to vote in each case in accordance with the Articles, pursuant to which such holder shall be entitled to a number of votes equal to the number of Class B Shares into which the Series B Founder Preferred Shares held of record by such holder could then be converted pursuant to Article 5; and

(c)	are convertible into Class B Shares in the circumstances specified in Article 5.

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6.5

Subject to the provisions of this Memorandum and the Articles, the Directors may, at their discretion by a Resolution of Directors cause the Company to: (A) redeem, repurchase, purchase or otherwise acquire all or any of the shares in the Company, with the consent of the Member whose shares are to be redeemed, repurchased, purchased or otherwise acquired (unless the Company is permitted by any other provision of this Memorandum or the Articles to redeem, repurchase, purchase or otherwise acquire the shares without such consent being obtained); and (B) convert or exchange shares in the Company.

6.6

Notwithstanding any other provision of this Memorandum or the Articles, the Directors shall have the full power and authority to take any actions required in connection with any right under the OpCo LLC Agreement to have Common Units redeemed and/or exchanged for Ordinary Shares or cash (provided a corresponding number of Class B Shares or Series B Founder Preferred Shares are surrendered in connection with such redemption or exchange).

7.	VARIATION OF RIGHTS AND PROTECTIVE PROVISIONS

7.1

So long as any Ordinary Shares are outstanding, the Directors shall not, without the prior vote of at least a majority of the Ordinary Shares then outstanding, voting or consenting separately as a single class: (A) alter or change the powers, preferences or special rights of the Ordinary Shares so as to affect them adversely; or (B) take any other action upon which class voting in respect of the Ordinary Shares is required by applicable law.

7.2

So long as any Class B Shares are outstanding, the Directors shall not, without the prior vote of at least a majority of the Class B Shares then outstanding, voting or consenting separately as a single class: (A) alter or change the powers, preferences or special rights of the Class B Shares so as to affect them adversely; or (B) take any other action upon which class voting in respect of the Class B Shares is required by applicable law.

7.3

For so long as the Founder Entities, their Affiliates and their Permitted Transferees in aggregate hold 20 (twenty) per cent. or more of the issued and outstanding Founder Preferred Shares, the Company shall not, without the prior vote or consent of the holders of at least a majority in voting power of the Founder Preferred Shares then outstanding, voting or consenting together as a single class: (i) amend, alter or repeal any provision of this Memorandum or the Articles, whether by merger, consolidation, plan or scheme of arrangement or otherwise, if such amendment, alteration or repeal would alter or change the powers (including voting powers), if any, or the preferences or relative, participating, optional, special rights or other rights, if any, or the qualifications, limitations or restrictions, if any, of the Founder Preferred Shares; or (ii) increase or decrease the maximum number of Additional Classes of Shares that the Company is authorized to issue. Notwithstanding the

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foregoing, for so long as the Founder Preferred Shares shall remain outstanding, the Company shall not, without the prior vote or consent of the holders of at least 80 (eighty) per cent. in voting power of the Founder Preferred Shares then outstanding, voting or consenting together as a single class: (i) amend, alter, repeal or adopt any provision inconsistent with Clauses 6.3(b), 6.4(b), this Clause 7.3, Articles 5, 20.20, 25.3 or 26.2; (ii) fix the number of directors constituting the entire Board (including the Founder Directors) at greater than nine (9); or (iii) issue any additional Founder Preferred Shares other than any additional Founder Preferred Shares issued or issuable in connection with the transactions contemplated by the Merger Agreement.

8.	WAIVER

8.1

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series A Founder Preferred Shares may be waived as to all Series A Founder Preferred Shares in any instance (without the necessity of calling, noticing or holding any meeting of shareholders of the Company) by the consent or agreement of the holders of at least a majority of the Series A Founder Preferred Shares then outstanding, voting, consent or agreeing separately as a single class.

8.2

The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series B Founder Preferred Shares may be waived as to all Series B Founder Preferred Shares in any instance (without the necessity of calling, noticing or holding any meeting of shareholders of the Company) by the consent or agreement of the holders of at least a majority of the Series B Founder Preferred Shares then outstanding, voting, consent or agreeing separately as a single class.

9.	POWER OF DIRECTORS TO AUTHORISE AND ISSUE ADDITIONAL CLASSES OF SHARES

9.1

Notwithstanding any other provision of this Memorandum or the Articles, the Company may from time to time by Resolution of Directors, and without prior notice to or obtaining the approval of any Member, amend this Memorandum or the Articles to authorise, out of the maximum authorised number of Additional Classes of Shares set forth in Clause 5.1(e) in excess of the aggregate number of shares of each Additional Class previously created pursuant to this Clause 9, one or more Additional Classes of Shares and specify the number of shares, rights, privileges, restrictions and conditions attaching to each such Additional Class of Shares as the Board may determine in its sole and absolute discretion. Without limiting the foregoing, the Board may determine:

(a)

the number of shares constituting the Additional Classes of Shares (which number shall not, when added to the authorised number of any other Additional Classes of Shares previously created pursuant to this Clause 9, exceed the maximum authorised number of Additional Classes of Shares) and the distinctive designation of that series;

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(b)

the dividend and other distribution rights of the Additional Class of Shares, which may include a preference rate and/or coupon; whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on the Ordinary Shares, Series A Founder Preferred Shares or any other Additional Class of Shares;

(c)

whether the Additional Class of Shares shall have voting rights and, if so, the terms and conditions of such voting rights, including, without limitation, whether they shall vote separately or together as a single class with the Ordinary Shares, Class B Shares, Series A Founder Preferred Shares, Series B Founder Preferred Shares and/or any other Additional Class of Shares;

(d)

whether the Additional Class of Shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange, including, without limitation, whether conversion or exchange is at the option of the holder or the Company (or both), the trigger events for conversion or exchange and/or provisions for adjustment of the conversion or exchange rate;

(e)

whether the Additional Class of Shares shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption, the trigger events for redemption, whether redemption is at the option of the holder or the Company (or both) and the method for calculating the consideration (in cash or in kind) that is due in case of redemption, which may be less than the market value and may be variable;

(f)	whether a sinking fund shall be applied to the distribution rights and/or purchase, exchange or redemption rights of the Additional Class of Shares (and the terms and conditions thereof);

(g)

whether the Additional Class of Shares shall impose conditions and restrictions upon the business and affairs of the Company and/or any of its subsidiaries or the right to approve and/or veto certain matters (including the issuance of any shares, the making of any distribution and/or the incurrence of indebtedness);

(h)

the rights of the Additional Class of Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the Ordinary Shares, Series A Founder Preferred Shares and/or any other Additional Class of Shares; and

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(i)

any other relative, participating, optional or other special rights, privileges, powers, qualifications, limitations or restrictions of the Additional Class of Shares, including, without limitation, any right to appoint and/or remove one or more directors of the Company.

9.2

Unless expressly provided by the terms of any Additional Class of Shares as set-out in this Memorandum from time to time, the authorisation and issuance by the Company of any Additional Class of Shares and any attendant amendments to this Memorandum and the Articles shall be deemed not to constitute a variation of any class or series rights attaching to any other class or classes or series of shares of the Company then in issue, and, for the avoidance of doubt, no Resolution of Members or other approval of the shareholders or any one of them shall be required for such authorisation and issuance or the attendant amendments to this Memorandum and the Articles.

10.	REGISTERED SHARES

10.1	The Company shall issue registered shares only.

10.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

11.	TRANSFER OF SHARES

11.1	A share may be transferred in accordance with the Articles.

12.	AMENDMENT OF MEMORANDUM AND ARTICLES

12.1	Subject to Clause 7, the Company may amend its Memorandum or Articles by way of a Resolution of Members or in accordance with the Articles.

We, Intertrust Corporate Services (BVI) Limited of Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 1st day of November 2017. Incorporator

Sgd Joanne Turnbull

Joanne Turnbull

Authorised Signatory

Intertrust Corporate Services (BVI) Limited

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

DIGITAL LANDSCAPE GROUP, INC.

TABLE OF CONTENTS

1	INTERPRETATION	1

2	SHARES	11

3	PRE-EMPTIVE RIGHTS	13

4	FOUNDER PREFERRED SHARES DIVIDEND RIGHTS	15

5	CONVERSION OF FOUNDER PREFERRED SHARES	16

6	ADJUSTMENT	18

7	DISCLOSURE REQUIREMENTS	19

8	CERTIFICATES	21

9	LIEN	22

10	CALLS IN RESPECT OF SHARES AND FORFEITURE	22

11	UNTRACED SHAREHOLDERS	24

12	TRANSFER OF SHARES	25

13	TRANSMISSION OF SHARES	28

14	COMPULSORY TRANSFER	29

15	ALTERATION OF SHARES	30

16	DISTRIBUTIONS	31

17	REDEMPTION OF SHARES AND TREASURY SHARES	33

18	MEETINGS AND CONSENTS OF MEMBERS	34

19	PROCEEDINGS AT MEETINGS OF MEMBERS	35

20	VOTES OF MEMBERS	37

21	SQUEEZE OUT PROVISIONS	42

22	NUMBER OF DIRECTORS	42

23	POWERS OF DIRECTORS	42

24	DELEGATION OF DIRECTORS’ POWERS	43

25	APPOINTMENT AND RETIREMENT OF DIRECTORS	44

26	DISQUALIFICATION AND REMOVAL OF DIRECTORS	45

27	DIRECTORS’ REMUNERATION AND EXPENSES	46

28	OFFICERS AND AGENTS	46

29	DIRECTORS’ INTERESTS	47

30	DIRECTORS’ GRATUITIES AND PENSIONS	48

31	PROCEEDINGS OF DIRECTORS	48

32	INDEMNIFICATION	50

33	RECORDS	51

34	REGISTERS OF CHARGES	53

35	CONTINUATION	53

36	SEAL	53

37	ACCOUNTS AND AUDIT	54

38	CAPITALISATION OF PROFITS	54

39	NOTICES	55

40	WINDING UP	57

41	MERGER AND CONSOLIDATION	57

42	ACQUISITION	58

43	AMENDMENT OF MEMORANDUM AND ARTICLES	58

44	REDEMPTION	58

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TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

DIGITAL LANDSCAPE GROUP, INC.

A COMPANY LIMITED BY SHARES

1	INTERPRETATION

1.1	In these Articles and the attached Memorandum, the following words shall bear the following meanings if not inconsistent with the subject or context:

Acquisition means the merger of LAH Merger Sub LLC with and into OpCo, with OpCo being the surviving entity as a partially owned subsidiary of the Company;

Act means the BVI Business Companies Act, 2004 (as amended), and includes the regulations made under the Act;

Admission means the initial admission of the Ordinary Shares to the standard listing segment of the Official List and to trading on the London Stock Exchange’s main market for listed securities which occurred on 20 November 2017;

Affiliate has the meaning given to it in Rule 405 under the US Securities Act;

Annual Dividend Amount for any relevant Dividend Year means the amount calculated as follows:

A x B

where:

A = an amount equal to 20 (twenty) per cent. of the increase (if any) in the value of an Ordinary Share, such increase calculated as being the difference between: (i) the Dividend Price for that Dividend Year; and (ii) (a) if no Annual Dividend Amount has previously been paid, a price of US$10.00 per Ordinary Share; or (b) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year, which such amount shall be adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the Ordinary Shares in issue into a greater or lesser number of Ordinary Shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series A Founder Preferred Shares; and

B = the Preferred Share Dividend Equivalent;

Articles means the articles of association of the Company as the same may be amended, supplemented or otherwise modified from time to time;

Auditors means the auditors from time to time of the Company;

Average Price means in respect of the Ordinary Shares or any other securities, as of any date or for any relevant period (as applicable): (i) the volume weighted average price for such security on the London Stock Exchange for such date or relevant period as reported by Bloomberg through its “Volume at Price” functions; (ii) if the London Stock Exchange is not the principal securities exchange or trading market for that security, the volume weighted average price of that security for such date or relevant period on the principal securities exchange or trading market on which that security is listed or traded as reported by Bloomberg through its “Volume at Price” functions; (iii) if the foregoing do not apply, the last closing trade price (or average of the last closing trade price for each Trading Day in the applicable relevant period) of that security in the over-the-counter market on the electronic bulletin board for that security as reported by Bloomberg; or (iv) if no last closing trade price is reported for that security by Bloomberg, the last closing ask price (or average of the last closing ask price for each Trading Day in the applicable relevant period) of that security as reported by Bloomberg. If the Average Price cannot be calculated for that security on that date or for the relevant period on any of the foregoing bases, the Average Price of that security on such date or for the applicable relevant period shall be the fair market value as mutually determined by the Company and the holders of at least a majority in voting power of the then outstanding Series A Founder Preferred Shares (acting reasonably), voting or consenting separately as a single class;

Bloomberg means Bloomberg Financial Markets;

Board means the board of Directors at any time of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

Business Day means a day (except Saturday or Sunday) on which banks are open for business in London and the British Virgin Islands;

BVI means the territory of the British Virgin Islands;

Class A Common Units means the Units designated as “Class A Common” Units pursuant to the OpCo LLC Agreement;

Class B Common Units means the Units designated as “Class B Common” Units pursuant to the OpCo LLC Agreement;

.

Class B Share means a share of no par value in the Company having the rights and being subject to the restrictions specified in the Memorandum;

Closing Date means the effective time of the Acquisition under Delaware law; Company means Digital Landscape Group, Inc., incorporated under the Act;

Common Units means the Units that are designated as “Common” Units pursuant to the OpCo LLC Agreement and includes, as of the date of the OpCo LLC Agreement, the Class A Common Units, the Class B Common Units and the Equitized Units (as defined in the OpCo LLC Agreement);

Default Shares has the meaning specified in Article 7.4;

Depositary means Computershare Investor Services PLC, or such other custodian or other person (or a nominee for such custodian or other person) appointed under contractual arrangements with the Company or other arrangements approved by the Board whereby such custodian or other person or nominee holds or is interested in shares of the Company or rights or interests in shares of the Company and issues securities or other documents of title or otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been approved by the Board for the purpose of these Articles;

Director means a director of the Company for the time being or, as the case may be, the directors assembled as a Board or committee of such Board;

Disclosure Notice has the meaning specified in Article 7.1;

Disregarded Shares has the meaning specified in Article 44.3;

Dividend Determination Period means the last ten (10) consecutive Trading Days of a Dividend Year;

Dividend Price means the Average Price per Ordinary Share for the Dividend Determination Period in the relevant Dividend Year;

Dividend Year means the period commencing on the day immediately after the date of Admission and ending on the last day of that Financial Year, and thereafter each subsequent Financial Year, except that:

(a)	in the event of the Company’s entry into liquidation, the relevant Dividend Year shall end on the Trading Day immediately prior to the date of commencement of liquidation; and

(b)

upon the automatic conversion of the Series A Founder Preferred Shares pursuant to Article 5.1, the relevant Dividend Year shall end on the Trading Day immediately prior to the Mandatory Conversion Date;

Document has the meaning set out in Article 39.1;

Dormant Company means a company which does not engage in trade or otherwise carry on business in the ordinary course; equity security means a share (other than a bonus share) or a right to subscribe for, or to convert securities into, shares in the Company;

ERISA means the US Employee Retirement Income Security Act of 1974, as amended; executed includes any mode of execution;

Financial Year means the fiscal year of the Company, being the 12 (twelve) month (or shorter) period ending on 31 December in each year, or such other fiscal year(s) (each of which may be a 12 (twelve) month period or any longer or shorter period) as may be determined from time to time by the Board and in accordance with any applicable laws and regulations;

Founder Director and Founder Directors have the meanings given in Article 25.3;

Founder Entity means each Person registered as the holder of Founder Preferred Shares on the Closing Date (a list of such Persons to be maintained by the Company and made available on reasonable notice for inspection by any Member at the office of the Company’s registered agent during ordinary business hours);

Founder Preferred Shares means the Series A Founder Preferred Shares and the Series B Founder Preferred Shares;

FCA means the Financial Conduct Authority of the United Kingdom or any successor;

holder, Member or shareholder in relation to shares means the member recorded as a holder of a share in the Company’s Register of Members;

Law means every order in council, law, statutory instrument or regulation for the time being in force concerning companies incorporated in the British Virgin Islands and affecting the Company (including, for the avoidance of doubt, the Act) in each case as amended, extended or replaced from time to time;

Listing Rules means the listing rules of the UKLA as amended from time to time;

LTIP Units means the Units designated as “LTIP” Units pursuant to the OpCo LLC Agreement and includes, as of the date of the OpCo LLC Agreement, the Units designated as “Series A LTIP” Units pursuant to the OpCo LLC Agreement and the Units designated as “Series B LTIP” Units pursuant to the OpCo LLC Agreement;

London Stock Exchange means the London Stock Exchange plc;

Mandatory Conversion Date means the last day of the seventh full Financial Year of the Company after the Closing Date or, if such date is not a Trading Day, on the first Trading Day immediately following such date;

Mandatory Transfer has the meaning given in Article 12.7;

Memorandum means the memorandum of association of the Company, as the same may be amended, supplemented or otherwise modified from time to time;

Merger Agreement means the agreement and plan of merger dated 19 November 2019 by and among: (i) AP WIP Investments Holdings, LP, a Delaware limited partnership; (ii) Associated Partners, L.P., a Guernsey limited partnership (AP LP); (iii) the Company; (iv) LAH Merger Sub LLC, a Delaware limited liability company; (v) OpCo; and (vi) AP LP, as the Company Partner Representative (as defined therein);

NYSE means the New York Stock Exchange or any successor national securities exchange;

Official List means the Official List maintained by the UKLA;

OpCo means APW OpCo LLC, a Delaware limited liability company;

OpCo LLC Agreement means the first amended and restated limited liability company agreement of OpCo effective as of the Closing Date, as the same may be amended or amended and restated;

Optional Conversion Date has the meaning given in Article 5.2;

Ordinary Share means an ordinary share of no par value in the Company having the rights and being subject to the restrictions specified in the Memorandum;

paid up in relation to shares means fully paid or credited as fully paid, but excludes partly paid shares;

parent has the meaning specified in section 2 of the Act;

Permitted Transferees means:

(a)

a spouse, civil partner, lineal or collateral descendant or ancestor or sibling of an ultimate beneficial owner of a Founder Entity or the executor of the estate of a Founder Entity or any other lineal or collateral descendant of such Person (or the spouse or civil partner of any of the foregoing Persons);

(b)

any trust (including any direct or indirect wholly-owned subsidiary of such trust), (x) the sole beneficiaries of which are (i) the individuals described in paragraph (a) and/or (ii) a private foundation as defined in the Internal Revenue Code of 1986 or international equivalent that is an Affiliate of a Founder Entity and (y) the trustee of which is an individual described in paragraph (a) with respect to such Founder Entity;

(c)

any partnership, limited liability company or corporation, at least 75 (seventy-five) per cent. of the partners, members or shareholders of which include only the ultimate beneficial owner of a Founder Entity or the executor of their estate, the individuals described in paragraph (a) with respect to such Founder Entity and any trust described in paragraph (b) with respect to such Founder Entity; and/or

(d)

any other Person the Company has agreed as of the Closing Date is a Permitted Transferee, a record of which shall be available for inspection at the registered office of the Company by any Member with reasonable prior notice;

Person means an individual, corporation, partnership, limited liability company, trust, unincorporated organisation, association, joint venture or any other organisation or entity, whether or not a legal entity;

Plan means (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is subject to Section 4975 of the US Internal Revenue Code, (iii) entities whose underlying assets are considered to include plan assets of any such plan, account or arrangement and (iv) any governmental plan, church plan or non-US plan that is subject to the laws or regulations similar to Title I of ERISA or section 4975 of the US Internal Revenue Code;

Preferred Share Dividend Equivalent means a number of Ordinary Shares equal to the aggregate number of Ordinary Shares issued and outstanding immediately following the consummation of the transactions consummated on Closing Date in connection with the Merger Agreement, including all Ordinary Shares issued or issuable pursuant to the exercise of the then outstanding Warrants, but excluding any Ordinary Shares issued or issuable to the holders of Class B Common Units, LTIP Units or Rollover Profits Units in connection with the transactions contemplated by the Merger Agreement, which such amount shall be adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the outstanding Ordinary Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series A Founder Preferred Shares;

Prohibited Person means any person who by virtue of his holding or beneficial ownership of shares in the Company would or might in the opinion of the Directors:

(a)	give rise to an obligation on the Company to register as an investment company under the US Investment Company Act of 1940, as amended and related rules or any similar legislation;

(b)	result in a US Plan Investor holding shares in the Company; or

(c)	create a material legal or regulatory issue for the Company under the US Bank Holding Company Act of 1956, as amended, or regulations or interpretations thereunder;

Prospectus means the prospectus issued by the Company in connection with Admission;

Purported Owner has the meaning given in Article 12.9;

Register of Members has the meaning specified in Article 2.7;

Registrar means the Registrar of Corporate Affairs of the British Virgin Islands;

Relevant System means a computer-based system and procedures which enable title to units of a Security (including depositary interests) to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters;

Resolution of Directors means either:

(a)	a resolution approved at a duly convened and constituted meeting of Directors or of a committee of Directors by the affirmative vote of a majority of the Directors present at the meeting who voted; or

(b)

a resolution consented to in writing by such number of Directors as constitutes a majority of the Directors or, in the case of a resolution of a committee of the Directors, consented to in writing by such number of Directors as constitutes a majority of the members of such committee;

Resolution of Members means either:

(a)

a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by Members representing a majority of the votes of shares entitled to vote thereon;

Restricted Shares has the meaning given in Article 12.9.

Restrictions has the meaning given in Article 12.7.

Rollover Profits Units means the Units designated as “Rollover Profits” Units pursuant to the OpCo LLC Agreement and includes the Units designated as “Series A Rollover Profits” Units pursuant to the OpCo LLC Agreement, and the Units designated as “Series B Rollover profits” Units pursuant to the OpCo LLC Agreement.

Sale Share has the meaning specified in Article 11.2;

Seal means any seal which has been duly adopted as the common seal of the Company;

secretary means the secretary of the Company or other person appointed to perform the duties of the secretary of the Company including a joint, assistant or deputy secretary;

Securities means shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations, and Security shall be construed accordingly;

Series A Founder Preferred Share means a convertible preferred share of no par value in the Company having the rights and being subject to the restrictions specified in the Memorandum;

Series B Founder Preferred Share means a convertible preferred share of no par value in the Company having the rights and being subject to the restrictions specified in the Memorandum;

Special Resolution of Members means either:

(a)

a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of not less than 75 (seventy-five) per cent. of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by Members representing not less than 75 (seventy-five) per cent. of the votes of shares entitled to vote thereon;

subsidiary has the meaning as specified in section 2 of the Act;

Trading Day means any day on which: (i) the London Stock Exchange’s main market for listed Securities, the NYSE or other US securities exchange or quotation system, as applicable, is open for business; and (ii) on which the Ordinary Shares may be traded (other than a day on which the London Stock Exchange’s main market for listed securities, the NYSE or other US securities exchange or quotation system, as applicable, is scheduled to or does close prior to its regular weekday closing time);

Transfer Notice has the meaning specified in Article 14.3;

Treasury Share means a share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

UK Corporate Governance Code means the UK Corporate Governance Code (or equivalent code) issued by the Financial Reporting Council in the United Kingdom from time to time;

UKLA means the FCA acting in its capacity as competent authority for the purposes of admissions to the Official List;

Units means units of limited liability company interests in OpCo as established pursuant to the OpCo LLC Agreement, and includes, without limitation and for the avoidance of doubt, the Common Units, the LTIP Units and the Rollover Profits Units;

US or United States means the United States of America, its territories and possessions, any state in the United States of America and District of Columbia;

US Internal Revenue Code means the US Internal Revenue Code of 1986, as amended;

US Person means a person who is a US person within the meaning of Regulation S under the US Securities Act;

US Plan Investor means:

(a)

an employee benefit plan as defined in section 3(3) of ERISA (whether or not subject to the provisions of Title I of ERISA, but excluding plans maintained outside of the US that are described in Section 4(b)(4) of ERISA);

(b)

a plan, individual retirement account or other arrangement that is described in Section 4975 of the US Internal Revenue Code, whether or not such plan, account or arrangement is subject to Section 4975 of the US Internal Revenue Code;

(c)

an insurance company using general account assets, if such general account assets are deemed to include assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the US Revenue Code; or

(d)	an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements that is subject to Title I of ERISA of Section 4975 of the US Internal Revenue Code;

US Securities Act means the US Securities Act of 1933, as amended;

US$, USD or United States Dollars means the currency of the United States; and

Warrants means the rights to acquire Ordinary Shares of the Company pursuant to the terms of a warrant instrument issued by the Company dated 3 November 2017, as the same may be amended or amended and restated from time to time.

1.2

A reference to any law, statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such law, statute or statutory provision as the same may have been or may from time to time be amended, modified, extended, consolidated, reenacted or replaced and shall include any subordinated legislation or regulation made thereunder.

1.3	Words denoting the singular include the plural and vice versa.

1.4	Words denoting a gender include every gender.

1.5	References to persons shall include firms, corporations, partnerships, associations and other bodies of persons, whether corporate or not.

1.6	The word may shall be construed as permissive and the word shall shall be construed as imperative.

1.7	The word signed shall include a signature or a representation of a signature affixed by mechanical means.

1.8

The words in writing shall mean written or otherwise electronically transmitted or published in a readable form, printed, photographed or lithographed or represented by any other substitute for writing or partly one or partly another.

1.9	References to something in electronic form shall include:

(a)	something partly in electronic form;

(b)	something, whether or not itself in electronic form:

(i)	made wholly or partly by electronic means; or

(ii)	made wholly or partly by means of something wholly or partly in electronic form.

1.10	The word discretion shall mean absolute discretion and the expression as the Directors may determine shall mean as the Directors in their absolute discretion may determine.

1.11	References to notice means a notice in writing unless otherwise specifically stated.

1.12	A reference to the Auditors or such other person confirming any matter shall be construed to mean confirmation of their opinion as to such matter whether qualified or not.

1.13

A reference to a Clause, unless the context requires otherwise, is a reference to a clause of the Memorandum and a reference to an Article, unless the context otherwise requires, is a reference to an Article of these Articles.

1.14	Subject to the above provisions any words defined in the Act shall bear the same meaning in these Articles.

1.15	The headings in these Articles are intended for convenience only and shall not affect the construction of these Articles.

2	SHARES

2.1

Subject to the provisions of the Memorandum and Article 44, shares and other Securities may be issued and options to acquire shares or other Securities may be granted at such times, to such persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine. Without limitation to the foregoing, the Directors may issue Ordinary Shares in accordance with the provisions of Article 44.

2.2	The Company may issue fractions of shares and any such fractional shares shall rank pari passu in all respects with the other shares of the same class or series issued by the Company.

2.3

Subject to the Law, the Directors may permit the holding of shares of any class or series in uncertificated form (including in the form of depositary interests or similar interests, instruments or Securities) in such manner as the Directors may determine from time to time.

2.4

Conversion of shares held in certificated form into shares held in uncertificated form, and vice versa, may be made in such manner as the Directors may, in their discretion, think fit (subject always to any applicable laws and regulations and the facilities and requirements of any Relevant System). The Company shall maintain the Register of Members in each case as is required by any applicable laws and regulations and the facilities and requirements of any Relevant System.

2.5

The rights conferred upon the holders of any shares of any class or series issued with preferred, deferred or other rights shall not (unless otherwise expressly provided by the conditions of issue of such shares) be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or in the case of Series A Founder Preferred Shares (for the avoidance of doubt) by the creation or issue of Ordinary Shares, or in the case or of Series B Founder Preferred Shares (for the avoidance of doubt) by the creation or issue of Class B

Shares, by the exercise of any power under the disclosure provisions requiring Members to disclose an interest in the Company’s shares pursuant to Article 6, the reduction of capital on such shares, the conversion of shares in accordance with these Articles, or by the purchase or redemption by the Company of its own shares or the sale of any shares held as Treasury Shares in accordance with the provisions of the Act or these Articles.

2.6	No shares may be issued for a consideration which is, in whole or in part, other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration and money consideration, if any, for the issue is not less than the amount to be credited for the issue of the shares.

2.7	The Company shall keep a register (the Register of Members) containing:

(a)	the names and addresses of the persons who hold shares;

(b)	the number of each class and series of shares held by each Member;

(c)	the date on which the name of each Member was entered in the register of Members; and

(d)	the date on which any person ceased to be a Member.

2.8

The Register of Members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original Register of Members.

2.9	A share is deemed to be issued when the name of the Member is entered in the Register of Members.

2.10

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise (even when having notice thereof) any interest in any share other than an absolute right of the registered holder to the entirety of a share or fraction thereof.

2.11

On a winding up of the Company the assets (if any) of the Company available for distribution to Members shall be distributed to the holders of Ordinary Shares and Series A Founder Preferred Shares pro rata to the number of such paid up shares held by each holder relative to the total number of issued and paid up Ordinary Shares as if such paid up Series A Founder Preferred Shares had been converted into Ordinary Shares immediately prior to the winding-up on a one-for-one basis, subject to adjustment in accordance with these Articles.

2.12

The Company may, subject to the provisions of the Act and of these Articles, issue warrants or grant options to subscribe for shares in the Company. Such warrants or options shall be issued upon such terms and subject to such conditions as may be resolved upon by the Board.

3	PRE-EMPTIVE RIGHTS

3.1	Section 46 of the Act does not apply to the Company.

3.2

Subject to the other provisions of this Article 3, with effect following Admission the Company shall not issue any equity securities (and shall not sell any of them from treasury) to a person on any terms unless:

(a)

it has made a written offer to each person who is a holder of equity securities of that class (other than the Company itself by virtue of it holding Treasury Shares) to issue to him on the same or more favourable terms a proportion of those equity securities which is as nearly as practicable equal to the proportion in value held by the holders of the relevant class(es) of equity securities then in issue; and

(b)

the period during which any such offer may be accepted by the relevant current holders has expired or the Company has received a notice of the acceptance or refusal of every offer so made from such holders.

3.3

Equity securities that the Company has offered to issue to a holder of equity securities in accordance with Article 3.2 may be issued to him, or anyone in whose favour he has renounced his right to their issue, without contravening Article 3.2.

3.4	An offer under Article 3.2 shall be made to holders in writing in accordance with the notice provisions of these Articles.

3.5

Where equity securities are held by two or more persons jointly, an offer under Article 3.2 may be made to the joint holder first named in the Register of Members in respect of those equity securities.

3.6	In the case of a holder’s death or bankruptcy, the offer must be made:

(a)

by sending it by post in a prepaid letter addressed to the persons claiming to be entitled to the equity securities in consequence of the death or bankruptcy by name, or by the title of the representatives of the deceased, or trustee of the bankruptcy, or by any like description, at the address supplied for the purpose by those claiming; or

(b)	until any such address has been so supplied giving the notice in any manner in which it would have been given if the death or bankruptcy has not occurred.

3.7

If the relevant holder in relation to an offer under Article 3.2 has no registered address in the United Kingdom or the British Virgin Islands for the service of notices on him the offer may be made by causing it or a notice of where a copy may be obtained or inspected to be published in: (i) at least one United Kingdom national daily newspaper; and (ii) either one newspaper circulated widely in the British Virgin Islands or the BVI Gazette.

3.8	An offer pursuant to Article 3.2 must state a period of not less than 14 (fourteen) calendar days during which it may be accepted and the offer shall not be withdrawn before the end of that period.

3.9	The provisions of Article 3.2 shall not apply in relation to the issue of:

(a)	bonus shares;

(b)	equity securities if they are, or are to be, wholly or partly paid up otherwise than in cash; and

(c)	equity securities which would apart from any renunciation or assignment of the right to their issue, be held under an employee share scheme.

3.10	Equity securities held by the Company as Treasury Shares are disregarded for the purpose of this Article 3 so that:

(a)	the Company is not treated as a person who holds equity securities; and

(b)	equity securities held as Treasury Shares are not treated as shares in issue of the Company.

3.11

Subject to the Act, the Directors may be given by virtue of a Special Resolution of Members the power to issue or sell from treasury equity securities of any class either generally or in respect of a specific issue or sale and, on the passing of the resolution, the Directors shall have the power to issue or sell from treasury pursuant to that authority, equity securities wholly for cash as if the provisions of Article 3.2 above do not apply to the issue or sale from treasury and the authority granted by the Special Resolution of Members may be granted for such period of time as such resolution permits and such authority may be revoked by a further Special Resolution of Members. Notwithstanding that any such resolution may have expired, the Directors may issue or sell from treasury equity securities in pursuance of an offer or agreement previously made by the Company, if the resolution enabled the Company to make an offer or agreement which would or might require equity securities to be issued or sold from treasury after it expired.

4	FOUNDER PREFERRED SHARES DIVIDEND RIGHTS

4.1

The holders of the Series A Founder Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of assets legally available therefor (and payable in preference and priority to the declaration or payment of any dividends on any Ordinary Shares) a cumulative annual dividend of the Annual Dividend Amount for each relevant Dividend Year commencing from the date that is: (i) after the Closing Date; and (ii) after the Average Price per share of Ordinary Shares has been $11.50 per share or more (as adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the outstanding Ordinary Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series A Founder Preferred Shares) for any 10 (ten) consecutive Trading Days. The Annual Dividend Amount shall be paid in cash or in Ordinary Shares, as determined by the Board in its sole discretion. The Annual Dividend Amount shall be allocated among the holders of Series A Founder Preferred Shares pro rata based on the number of Series A Founder Preferred Shares held by them on the record date for determining the holders of shares of Series A Founder Preferred Shares entitled to receive payment of the Annual Dividend Amount. In the event that the Annual Dividend Amount for the relevant Dividend Year is determined by the Board in its sole discretion to be paid in Ordinary Shares, the aggregate number of Ordinary Shares to be issued therefor shall be determined by dividing the Annual Dividend Amount by the Dividend Price for that Dividend Year; provided, however, that the Company shall not issue fractional shares of Ordinary Shares in connection with the payment of such Annual Dividend Amount and instead, any fractional share of Ordinary Shares otherwise issuable to any holder of Series A Founder Preferred Shares in connection with the payment of such Annual Dividend Amount shall be rounded down to the nearest whole share. For the avoidance of doubt, the Annual Dividend Amount for the relevant Dividend Year shall be payable in full and shall not be subject to prorating notwithstanding such Dividend Year being longer or shorter than 12 (twelve) months. In the event that the Annual Dividend Amount is determined by the Board in its sole discretion to be paid in Ordinary Shares, and Ordinary Shares (or any interests therein) are listed on the London Stock Exchange, the NYSE or other United States securities exchange or quotation system, as applicable, then the Company shall use reasonable efforts, including by the issuance of a prospectus, listing document, registration statement or similar document as may be required so that, upon the payment of such Annual Dividend Amount in Ordinary Shares, such Ordinary Shares are promptly admitted to or listed on such securities exchange or quotation system.

4.2

In the event dividends are declared and paid or set aside for payment on the outstanding Ordinary Shares, then there shall also be declared and paid or set aside for payment on the outstanding Series A Founder Preferred Shares an amount per Series A Founder Preferred Share equal to the amount determined by multiplying the dividend amount per Ordinary Share being declared and paid or set aside for payment on the outstanding Ordinary Shares by the number of Ordinary Shares into which each Series A Founder Preferred Share could then be converted pursuant to Article 5.

4.3

In the event dividends are declared and paid or set aside for payment on the outstanding Ordinary Shares from and after the Closing Date, an aggregate amount equal to 20 (twenty) per cent. of the dividend which would be distributed on such number of outstanding Ordinary Shares equal to the Preferred Share Dividend Equivalent, such aggregate amount to be allocated among the holders of Series A Founder Preferred Shares pro rata based on the number of Series A Founder Preferred Shares held by them on the record date for determining the holders of Series A Founder Preferred Shares entitled to receive payment of such dividend amount.

5	CONVERSION OF FOUNDER PREFERRED SHARES

5.1

Upon the Mandatory Conversion Date: (i) each outstanding Series A Founder Preferred Share shall automatically be converted into 1 (one) Ordinary Share, as adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the outstanding Ordinary Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series A Founder Preferred Shares; and (ii) each outstanding Series B Founder Preferred Share shall automatically be converted into 1 (one) Class B Share, as adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the outstanding Class B Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series B Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series B Founder Preferred Shares.

5.2

Each outstanding: (i) Series A Founder Preferred Share may be converted into 1 (one) Ordinary Share, as adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the outstanding Ordinary Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series A Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series A Founder Preferred Shares; and (ii) Series B Founder Preferred

Share may be converted into 1 (one) Class B Share, as adjusted to account for any subdivision (by share split, subdivision, exchange, dividend, reclassification, recapitalisation or otherwise) or combination (by reverse share split, exchange, reclassification or otherwise) or similar reclassification or recapitalisation of the outstanding Class B Shares into a greater or lesser number of shares occurring after the first issuance of one or more Series B Founder Preferred Shares without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the outstanding Series B Founder Preferred Shares, in either case, by written notice of the holder thereof delivered to the Company specifying the number of Series A Founder Preferred Shares or the number of Series B Founder Preferred Shares, as applicable, to be converted (if such notice is silent as to the number of Series A Founder Preferred Shares or the number of Series B Founder Preferred Shares, as applicable, held by the holder and proposed to be converted hereunder, the notice shall be deemed to apply to all Series A Founder Preferred Shares or all Series B Founder Preferred Shares, as applicable, held by such holder) and the surrender of the certificate(s), if any, representing the Series A Founder Preferred Shares or the Series B Founder Preferred Shares, as applicable, proposed to be converted hereunder, duly endorsed for transfer to the Company, on the 5th (fifth) Trading Day following receipt of said notice and certificate(s), if any, by the Company (the Optional Conversion Date). In the event of a conversion of any Series A Founder Preferred Share(s) pursuant to this Article 5.2, the holder whose shares are so converted shall not be entitled to receive, in respect of the Series A Founder Preferred Shares so converted, the relevant pro rata amount of the Annual Dividend Amount which may have been attributable to such Series A Founder Preferred Shares in respect of the Dividend Year in which the Optional Conversion Date occurs.

5.3

As a condition to conversion of Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, into Ordinary Shares or Class B Shares, as applicable, pursuant to Article 5.2, such holder shall surrender the certificate(s), if any, representing such Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, to the Company, duly endorsed for transfer to the Company. The Company shall, as soon as practicable, and in no event later than ten (10) days after the delivery of said certificate(s), if any, issue and deliver to such holder, or the nominee or nominees of such holder, confirmation of or certificate(s) representing, as applicable, the number of Ordinary Shares or Class B Shares, as applicable, to which such holder shall be entitled under this Article 5, and the certificate(s), if any, representing any Series A Founder Preferred Share(s) or any Series B Founder Preferred Share(s), as applicable, so converted shall be cancelled. The person(s) entitled to receive Ordinary Shares or Class B Shares, as applicable, issuable upon conversion of Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, pursuant to this Article 5 shall be treated for all purposes as the record holder(s) of such Ordinary Shares or Class B Shares, as applicable, as of the Mandatory Conversion Date or the Optional Conversion Date, as applicable.

5.4

Conversion of the Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, pursuant to this Article 5 shall be in such manner as may be determined by the Company, including, without limitation, by redemption of such shares and applying the proceeds in the subscription for the applicable number of Ordinary Shares or Class B Shares, as applicable, by means of sub-division and/or consolidation and/or a combination of both (in which case, for the avoidance of doubt, the requisite sub-division and/or consolidation shall be effected pursuant to the provisions of these Articles), by automatically converting the Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, into Ordinary Shares or Class B Shares, as applicable, or by redesignating any such Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, as Ordinary Shares or Class B Shares, as applicable.

6	ADJUSTMENT

6.1

In any circumstances where the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, determine that an adjustment should be made to: (i) any factor relevant for the calculation of the Annual Dividend Amount (including the amount which the Average Price per Ordinary Share must meet or exceed for any ten consecutive Trading Days in order for the right to an Annual Dividend Amount to commence (initially set at US$11.50)); or (ii) the Preferred Share Dividend Equivalent, whether following a consolidation or sub-division of the issued and outstanding Ordinary Shares, the Company will either: (x) make such adjustment as is mutually determined by the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares (acting reasonably), voting separately as a single class, or (y) failing agreement within a reasonable time, at the Company’s expense appoint auditors, or such other person as the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, shall, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) shall be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration shall not apply, the determination of the auditors (or such other expert as may be appointed) shall be final and binding on all concerned and the auditors (or such other expert as may be appointed) shall be given by the Company all such information and other assistance as they may reasonably require.

6.2

In any circumstances where: (i) the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class; or (ii) the holders of a majority in voting power of the outstanding Series B Founder Preferred Shares, voting together as a single class, as applicable, determine that an adjustment should be made to the number of Ordinary Shares into which the outstanding Series A Founder Preferred Shares or to the number of Class B Shares into which the outstanding Series B Founder Preferred Shares, as applicable, shall convert, whether following a consolidation or sub-division of the issued and outstanding

Ordinary Shares or Class B Shares, as applicable, the Company will either: (i) make such adjustment as is mutually determined by the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class or the holders of a majority in voting power of the outstanding Series B Founder Preferred Shares, voting together as a single class, as applicable, acting reasonably; or (ii) failing agreement within a reasonable time, at the Company’s expense appoint auditors, or such other person as the Company and the holders of a majority of the outstanding Series A Founder Preferred Shares, voting separately as a single class, or the holders of a majority in voting power of the outstanding Series B Founder Preferred Shares, voting together as a single class, as applicable, shall, acting reasonably, determine to be an expert for such purpose, to determine as soon as practicable what adjustment (if any) is fair and reasonable. Upon determination in either case the adjustment (if any) will be made and will take effect in accordance with the determination. The auditors (or such other expert as may be appointed) shall be deemed to act as an expert and not an arbitrator and applicable laws relating to arbitration shall not apply, the determination of the auditors (or such other expert as may be appointed) shall be final and binding on all concerned and the auditors (or such other expert as may be appointed) shall be given by the Company all such information and other assistance as they may reasonably require.

6.3

Without the prior vote of the holders of a majority of the Ordinary Shares then outstanding and the holders of a majority of the Class B Shares then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Ordinary Shares unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class B Shares.

7	DISCLOSURE REQUIREMENTS

7.1

The Company may, by notice in writing (a Disclosure Notice) require a person whom the Company knows to be or has reasonable cause to believe is or, at any time during the 3 (three) years immediately preceding the date on which the Disclosure Notice is issued, to have been interested in any shares:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	to give such further information as may be required in accordance with Article 7.2.

7.2	A Disclosure Notice may (without limitation) require the person to whom it is addressed:

(a)	to give particulars of his status (including whether such person constitutes or is acting on behalf of or for the benefit of a Plan or is a US Person), domicile, nationality and residency;

(b)	to give particulars of his own past or present interest in any shares (held by him at any time during the 3 (three) year period specified in Article 7.1);

(c)	to disclose the identity of any other person who has a present interest in the shares held by him;

(d)

where the interest is a present interest and any other interest in any shares subsisted during that 3 (three) year period at any time when his own interest subsisted, to give (so far as is within his knowledge) such particulars with respect to that other interest as may be required by the Disclosure Notice; and

(e)	where his interest is a past interest to give (so far as is within his knowledge) like particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

7.3

Any Disclosure Notice shall require any information in response to such notice to be given within the prescribed period (which is 14 (fourteen) calendar days after service of the notice or 7 (seven) days if the shares concerned represent 0.25 (nought point two five) per cent. or more in number of the issued shares of the relevant class) or such other reasonable period as the Directors may determine.

7.4

If any Member is in default in supplying to the Company the information required by the Company within the prescribed period or such other reasonable period as the Directors determine, the Directors in their discretion may serve a direction notice on the Member. The direction notice may direct that in respect of the shares in respect of which the default has occurred (the Default Shares) the Member shall not be entitled to attend or vote in meetings of Members or class meetings until such default is rectified. Where the Default Shares represent at least 0.25 (nought point two five) per cent. in number of the class of shares concerned the direction notice may additionally direct that dividends on such shares will be retained by the Company (without interest) and that no transfer of the Default Shares (other than a transfer authorised under the Articles) shall be registered until the default is rectified; or where the Directors have any grounds to believe that such Default Shares are held by or for the benefit of or by persons acting on behalf of a Plan or a US Person, the Directors may in their discretion deem the Default Shares to be held by, or on behalf of or for the benefit of, a Plan or a US Person (as the Directors may determine) and that the provisions of Article 14 should apply to such Default Shares.

7.5

Where Default Shares in which a person appears to be interested are held by a Depositary, the provisions of this Article 7 shall be treated as applying only to those shares held by the Depositary in which such person appears to be interested and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Depositary.

7.6

Where the Member on which a Disclosure Notice is served is a Depositary acting in its capacity as such, the obligations of the Depositary as a Member shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it, as has been recorded by it pursuant to the arrangements entered into by the Company or approved by the Board pursuant to which it was appointed as a Depositary.

8	CERTIFICATES

8.1

The Company may (but shall not be obliged to) issue to a Member without payment one certificate for all the shares of each class or series held by him (and upon transferring a part of his holding of shares of any class or series to a certificate for the balance of such holding) or several certificates each for one or more of his certificated shares upon payment, for every certificate after the first, of such reasonable sum as the Directors may determine. Every certificate shall specify the number, class or series and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up or partly paid thereon. The Company shall not be bound to issue more than one certificate for certificated shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

8.2

All forms of certificate for shares or any other form of security shall be issued in such manner as the Directors may determine which may include under the Seal, which may be affixed to or printed on it or in such other manner as the Directors may approve, having regard to the terms of allotment or issue of shares, and shall be signed autographically unless there shall be in force a Resolution of Directors adopting some method of mechanical signature in which event the signatures (if authorised by such resolution) may be appended by the method so adopted.

8.3

If a share certificate is defaced, worn out, lost or destroyed it may be renewed on such terms (if any) as to evidence and indemnity and payment of the liability and expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge and (in the case of defacement or wearing out) on delivery up of the old certificate.

8.4

Any Member receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.

8.5	No provision of these Articles shall apply so as to require the Company to issue a certificate to any person holding such shares in uncertificated form.

8.6	Uncertificated shares of a class or series are not to be regarded as forming a separate class or series from certificated shares of that class or series.

9	LIEN

9.1

The Company shall have a first and paramount lien on every share (not being a paid up share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article 9. The Company’s lien on a share shall extend to any amount payable in respect of it.

9.2

The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 (fourteen) calendar days after notice has been given to the holder of the share or to the person entitled to it by transmission or operation of the law, demanding payment and stating that if the notice is not complied with the shares may be sold.

9.3

To give effect to a sale the Directors may authorise any person to execute an instrument of transfer of the shares sold to or in accordance with the directions of the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

9.4

The net proceeds of the sale after payment of the costs shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

10	CALLS IN RESPECT OF SHARES AND FORFEITURE

10.1

Subject to the terms of allotment the Directors may make calls upon the Members in respect of any monies unpaid in respect of their shares and each Member shall (subject to receiving at least 14 (fourteen) calendar days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called in respect of his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

10.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

10.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

10.4

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the calendar day it became due and payable until it is paid; either at the rate fixed by the terms of allotment of the share or in the notice of the call or at such rate not exceeding 15 (fifteen) per cent. per annum as the Directors may determine. The Directors may waive payment of the interest wholly or in part.

10.5

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the issue price or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call. The Company may accept from a Member the whole or a part of the amount remaining unpaid on any shares held by him although no part of that amount has been called up.

10.6	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares to distinguish between Members as to the amounts and times of payment of calls in respect of their shares.

10.7

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 (fourteen) calendar days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses which may have been incurred by the Company in respect thereof. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

10.8

If the notice is not complied with any share in respect of which it was given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

10.9

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such a manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale re-allotment or other disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

10.10

A person any of whose shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for any certificated shares forfeited but shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those monies before the forfeiture and/or at such rate as the Directors may determine from the date of forfeiture until payment and all expenses of the Company but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

10.11

A declaration under oath by a Director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

11	UNTRACED SHAREHOLDERS

11.1	The Company may sell the share of a Member or of a person entitled by transmission at the best price reasonably obtainable at the time of sale, if:

(a)

during a period of not less than 12 (twelve) years before the date of publication of the advertisements referred to in sub-paragraph (c) of this Article 11.1 (or, if published on two different dates, the first date) (the relevant period) at least three cash dividends have become payable in respect of the share;

(b)

throughout the relevant period no cheque payable on the share has been presented by the holder of, or the person entitled by transmission to, the share to the paying bank of the relevant cheque, no payment made by the Company by any other means permitted by Article 16.8 has been claimed or accepted and, so far as any Director of the Company at the end of the relevant period is then aware, the Company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the share;

(c)

on expiry of the relevant period the Company has given notice of its intention to sell the share by advertisement in: (i) a United Kingdom national daily newspaper; (ii) either one newspaper circulated widely in the British Virgin Islands or the BVI Gazette; and (iii) a newspaper circulating in the area of the address of the holder of, or person entitled by transmission to, the share shown in the Register of Members; and

(d)

the Company has not, so far as the Board is aware, during a further period of three months after the date of the advertisements referred to in sub-paragraph (c) of this Article 11.1 (or the later advertisement if the advertisements are published on different dates) and before the exercise of the power of sale received a communication from the holder of, or person entitled by transmission to, the share.

11.2

Where a power of sale is exercisable over a share pursuant to Article 11.1 (a Sale Share), the Company may at the same time also sell any additional share issued in right of such Sale Share or in right of such an additional share previously so issued provided that the requirements of sub-paragraphs (b) to (d) of Article 11.1 (as if the words “throughout the relevant period” were omitted from sub-paragraph (b) and the words “on expiry of the relevant period” were omitted from sub-paragraph (c)) shall have been satisfied in relation to the additional share.

11.3

To give effect to a sale pursuant to Article 11.1 and Article 11.2, the Board may authorise a person to transfer the share in the name and on behalf of the holder of, or person entitled by transmission to, the share, or to cause the transfer of such share, to the purchaser or his nominee and in relation to an uncertificated share may require the operator of any Relevant System to convert the share into certificated form. The purchaser is not bound to see to the application of the purchase money and the title of the transferee is not affected by an irregularity or invalidity in the proceedings connected with the sale of the share.

11.4

The Company shall be indebted to the Member or other person entitled by transmission to the share for the net proceeds of sale and shall carry any amount received on sale to a separate account. The Company is deemed to be a debtor and not a trustee in respect of that amount for the Member or other person. Any amount carried to the separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest is payable on that amount and the Company is not required to account for money earned on it.

12	TRANSFER OF SHARES

12.1

Subject to the Act and the terms of these Articles, any Member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the Directors may approve. The Directors may, without assigning any reasons therefor, but subject to any applicable laws and regulations and the facilities and requirements of the Relevant System concerned, refuse to register the transfer of a certificated share (whether paid up or not) unless the instrument of transfer is lodged with the Company and is accompanied by any certificates for the shares to which it relates and such other evidence as the Directors may require to show the right of the transferor to make the transfer. The Directors may also refuse to register a purported transfer of a certificated or uncertificated Class B Share or Series B Founder Preferred Share (whether paid up or not) if the purported transfer does not comply with the restrictions otherwise set forth in these Articles or the OpCo LLC Agreement. Any attempt not in compliance with these Articles or the OpCo LLC Agreement to make any transfer of or with respect to any Class B Share or Series B Founder Preferred Share shall be null and void and of no force or effect, the purported transferee shall have no rights or privileges in or with respect to the Company in respect of such shares, and the Company shall not give any effect in the Register of Members to such attempted transfer.

12.2

Subject to the Act, the Directors may accept such evidence of title of the transfer of uncertificated shares as they shall in their discretion determine. The Directors may permit shares (or interests in shares) held in uncertificated form (including in the form of depositary interests or similar interests, instruments or Securities) to be transferred by means of a Relevant System of holding and transferring shares (or interests in shares) in uncertificated form in such manner as the Directors may determine from time to time. The Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any Relevant System concerned and these Articles, have power to implement and/or approve any arrangements they may, in their discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the Company in uncertificated form (including in the form of depositary interests or similar interests, instruments or Securities), which may include arrangements restricting transfers, and to the extent such arrangements are so implemented, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent (as determined by the Directors in their discretion) with the holding or transfer thereof or the shares in the Company represented thereby. Subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any Relevant System concerned and these Articles, the Directors may from time to time take such actions and do such things as they may, in their discretion, think fit in relation to the operation of any such arrangements, including, without limitation, treating holders of any depositary interests or similar interests relating to shares as if they were the holders directly thereof for the purposes of compliance with any obligations imposed by these Articles.

12.3

If the Directors refuse to register a transfer of a share they shall, within 15 (fifteen) Business Days after the date on which the instrument of transfer was lodged with the Company, send to the transferor and the transferee notice of the refusal.

12.4	No fee shall be charged for the registration of any instrument of transfer or, subject as otherwise herein provided, any other document relating to or affecting the title to any share.

12.5

The Company shall be entitled to retain any instrument of transfer of a certificated share which is registered but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

12.6

Subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any Relevant System concerned and these Articles, no transfer of shares will be registered if, in the reasonable determination of the Directors, the transferee is or may be a Prohibited Person, or the transferee is or may be holding such shares on behalf of a beneficial owner who is or may be a Prohibited Person.

12.7

On a transfer of a Common Unit or other applicable Unit held by a holder of Class B Shares in accordance with the provisions of the OpCo LLC Agreement, such holder shall transfer an equal number of Class B Shares to the same transferee (a Mandatory Transfer). Each holder of Class B Shares irrevocably appoints the Company as its attorney and hereby authorises the Company to take all steps, including signing any instruments of transfer and updating the Register of Members, in order to effect a Mandatory Transfer. To the extent permitted under, and subject to any applicable laws and regulations and the facilities and requirements of the Relevant System concerned, the Directors may instruct the operator of such Relevant System to convert any uncertificated Class B Share which is subject to a Mandatory Transfer into certificated form.

12.8

No holder of Class B Shares shall transfer any Class B Shares other than with an equal number of Common Units (as such number may be adjusted to equitably reflect any share split, subdivision, combination or similar change with respect to the Class B Shares or Common Units) in accordance with the OpCo LLC Agreement. The transfer restrictions described in Article 12.7 and this Article 12.8 are referred to as the Restrictions.

12.9

Any purported transfer of Class B Shares in violation of the Restrictions shall, to the fullest extent permitted by applicable law, be null and void. If, notwithstanding the Restrictions, a Person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported transferee of Class B Shares (the Purported Owner) in violation of the Restrictions, then the Purported Owner shall, to the fullest extent permitted by applicable law, not obtain any rights in and to such Class B Shares (the Restricted Shares) and the purported transfer of the Restricted Shares to the Purported Owner shall, to the fullest extent permitted by applicable law, not be recognised by the Company or its transfer agent.

12.10

Upon a determination by the Board that a Person has attempted or is attempting to transfer or to acquire Class B Shares, or has purportedly transferred or acquired Class B Shares, in violation of the Restrictions, the Board may take such lawful action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the Register of Members, including, to the fullest extent permitted by applicable law, to cause the Company’s transfer agent to refuse to record the Purported Owner’s transferor as the registered holder and record owner of the Class B Shares, and to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.

12.11

Notwithstanding the Restrictions: (i) in the event that any outstanding Class B Shares shall cease to be held by a registered holder of Common Units or other applicable Units, such Class B Share shall be automatically (and without further action on the part of the Company or the holder thereof) cancelled (by way of deemed surrender by the holder) for no consideration; and (ii) in the event that any registered holder of Class B Shares no longer holds an equal number of Class B Shares and Common Units or other applicable Units (as such numbers may be adjusted to reflect equitably any share split, subdivision, combination or similar change with respect to the Class B Shares or Common Units or other applicable Units), the Class B Shares registered in the name of such holder that exceed the number of Common Units or other applicable Units held by such holder shall be automatically (and without further action on the part of the Company or such holder) cancelled (by way of deemed surrender by the holder) for no consideration.

12.12

The Board may, to the fullest extent permitted by applicable law, from time to time establish, modify, amend or rescind regulations and procedures that are consistent with the provisions of this Article 12 and the OpCo LLC Agreement for determining whether any transfer or acquisition of Class B Shares would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Article 12. Any such procedures and regulations shall be kept on file with the secretary of the Company and with its transfer agent and shall be made available for inspection by any prospective transferee of Class B Shares and, upon written request, shall be mailed or otherwise delivered, as determined by the Company, to a holder of Class B Shares.

12.13

The Board shall, to the fullest extent permitted by applicable law, have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any Class B Shares in violation thereof.

12.14

All certificates or book-entries representing Class B Shares (including the Register of Members) shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION, AS AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DIGITAL LANDSCAPE GROUP, INC. AND SHALL BE PROVIDED FREE OF CHARGE TO ANY MEMBER MAKING A REQUEST THEREFOR).

12.15

If any Class B Share is converted, redeemed, repurchased or otherwise acquired by the Company, in any manner whatsoever, or is cancelled pursuant to the provisions of these Articles, the Class B Share so acquired or cancelled shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition and may be reissued by the Company.

13	TRANSMISSION OF SHARES

13.1

Subject to the Restrictions, if a Member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any share which had been held by him.

13.2

Subject to the Restrictions, a person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to make such transfer thereof as the deceased, bankrupt or incapacitated Member could have made. If such person elects to become the holder pursuant to the foregoing sentence, such person shall give notice to the Company to that effect. If such person elects to transfer the share pursuant to this Article 13.2, such person shall execute an instrument of transfer in respect of the share to the transferee. All of the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death, bankruptcy or incapacity of the Member had not occurred.

13.3

Subject to the Restrictions, a person becoming entitled to a share in consequence of the death, bankruptcy or incapacity of a Member shall have the rights to which he would be entitled if he were the holder of the share except that he shall not before being registered as the holder of the share be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

14	COMPULSORY TRANSFER

14.1

Subject to the Restrictions, the Directors may require (to the extent permitted by any applicable laws and regulations and the facilities and requirements of any Relevant System concerned) the transfer by lawful sale, by gift or otherwise as permitted by law of any shares that, in the reasonable determination of the Directors, are or may be held or beneficially owned by a Prohibited Person to another person who is not a Prohibited Person (including, without limitation, an existing Member) qualified under these Articles to hold the shares. In the event that the Member cannot locate a purchaser qualified to acquire and hold the shares within such reasonable time as the Directors may determine then the Company may seek to locate (but does not guarantee that it will locate) an eligible purchaser of the shares and shall introduce the selling Member to such purchaser. If no purchaser of the shares is found by the selling Member or located by the Company before the time the Company requires the transfer to be made then the Member shall, subject to the Restrictions, be obligated to sell the shares at the highest price that any purchaser has offered and the Member agrees that the Company shall have no obligation to the Member to find the best price for the relevant shares.

14.2

The Directors may, from time to time, require of a Member that such evidence be furnished to them or any other person in connection with establishing the eligibility of that Member to hold shares as provided in Article 14.1 above as they shall in their discretion deem sufficient.

14.3

In the event that the Directors require the transfer of shares in accordance with Article 14.1 above the Directors will serve a notice (a Transfer Notice) on the relevant Member requiring such person within 28 (twenty-eight) calendar days to transfer the applicable shares to another person who, in the sole and conclusive judgment of the Directors is not a Prohibited Person. On and after the date of such Transfer Notice, and until registration of a transfer of the applicable shares to which it relates the rights and privileges attaching to the relevant shares will be suspended and not capable of exercise. To the extent permitted under, and subject to any applicable laws and regulations and the facilities and requirements of any Relevant System concerned, the Directors may instruct the operator of such Relevant System to convert any uncertificated share which is subject to a Transfer Notice into certificated form.

14.4

Members who do not comply with the terms of any Transfer Notice shall forfeit or be deemed to have forfeited their shares immediately. The Directors, the Company and the duly authorised agents of the Company, including, without limitation, the registrar of the Company, shall not be liable to any Member or otherwise for any loss incurred by the Company as a result of any Prohibited Person breaching the compulsory transfer restrictions referred to herein and any Member who breaches such restrictions is required under these Articles to indemnify the Company for any loss to the Company caused by such breach.

14.5

Without limitation to any of their powers under Article 7, the Directors may at any time and from time to time call upon any Member by notice to provide them with such information and evidence as they shall reasonably require in relation to such Member or beneficial owner which relates to or is connected with their holding of or interest in shares in the Company. In the event of any failure of the relevant Member to comply with the request contained in such notice within a reasonable time as determined by the Directors in their discretion, the Directors may proceed to avail themselves of the rights conferred on them under these Articles as though the relevant Member were a Prohibited Person.

15	ALTERATION OF SHARES

15.1

Subject to Clause 7 of the Memorandum, the Act and Article 6.3, where the Directors consider it necessary or desirable to undertake any action as is specified in sub-paragraphs (a) to (f) below, the Company may, pursuant to a Resolution of Directors obtained at any time where such action is in relation to, or in connection with or resulting from the Acquisition, or pursuant to a Resolution of Members at any time:

(a)	consolidate and divide all or any of its shares into a smaller number than its existing shares;

(b)

sub-divide its shares, or any of them, into shares of a larger number so, however, that in such sub-division the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as in the case of the share from which the reduced share is derived;

(c)	cancel any shares which at the date of the passing of the resolution have not been taken up or agreed to be taken up by any person;

(d)

convert all or any of its shares denominated in a particular currency or former currency into shares denominated in a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current on the date of the resolution or on such other dates as may be specified therein;

(e)

where its shares are expressed in a particular currency or former currency, denominate or redenominate those shares, whether by expressing the amount in units or subdivisions of that currency or former currency, or otherwise; and

(f)	reduce any of the Company’s reserve accounts (including any share premium amount) in any manner.

15.2

Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Directors may, in their discretion, on behalf of those Members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those Members. The Directors may authorise any person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

16	DISTRIBUTIONS

16.1

The Directors may, by a Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. For the avoidance of doubt, the requirements of this Article 16.1 shall not apply in respect of any issue of Ordinary Shares to the holders of Series A Founder Preferred Shares in satisfaction of any Annual Dividend Amount to which such holders are entitled pursuant to Article 4.1.

16.2	Dividends may be paid in money, shares, or other property.

16.3

The Board may, before declaring any dividend, carry to reserve out of the profits of the Company (including any premiums received upon the issue of debenture or other securities of the Company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

16.4

All dividends or other distributions (including but not limited to dividends or distributions declared and paid in accordance with Clauses 6.1 and 6.3 of the Memorandum and Articles 2.11, 4.1, 4.2 and 4.3) shall be declared and paid only in respect of paid up shares and the holder of any share or shares not paid up as at the date such dividend is declared or such distribution is authorised shall not be entitled to such dividend or distribution. For the purposes of calculating each holder’s pro rata share of any dividend or distribution paid, reference shall only be had to paid up shares (as at the date the dividend is declared or the distribution authorised) of the class or classes or series to which the dividend or distribution relates. If any share is issued on terms providing that it shall rank for dividend or other distributions as from a particular date, that share shall rank for dividend or other distribution accordingly.

16.5

Any Resolution of Directors declaring a dividend or a distribution on a share may specify that the same shall be payable to the person registered as the holders of the shares at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed and thereupon the dividend or distribution shall be payable to such persons in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend or distribution of transferors and transferees of any such shares.

16.6

Any Resolution of Directors declaring a dividend or other distribution may direct that it shall be satisfied wholly or partly by the distribution of assets, may authorise the issue of fractional certificates, may fix the value for distribution of any assets and may determine that cash shall be paid to any Member upon the footing of the value so fixed in order to adjust the rights of Members and may vest any assets in trustees. For the avoidance of doubt, the provisions of this Article 16.6 shall not apply in respect of the cash or Ordinary Shares payable to the holders of Series A Founder Preferred Shares in satisfaction of any Annual Dividend Amount to which such holders are entitled pursuant to Article 4.1.

16.7

Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Article 39 and all unclaimed dividends or other distributions may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed and the Company shall not be constituted a trustee thereof. All dividends unclaimed for 3 years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company, and shall cease to remain owing by the Company.

16.8

Any dividend or other moneys payable in respect of a share may be paid by electronic transfer or cheque sent by post to the registered address (or in the case of a Depositary, subject to the approval of the Board, such persons and addresses as the Depositary may require) of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of the one of those persons who is first named in the Register of Members or to such person and to such address as the person or persons entitled may in writing direct (and in default of which direction to that one of the persons jointly so entitled as the Directors shall in their discretion determine). Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Every cheque is sent at the risk of the person entitled to the payment. If payment is made by electronic transfer, the Company is not responsible for amounts lost or delayed in the course of making that payment.

16.9

The Directors may deduct from any dividend or distribution or other monies, payable to any Member on or in respect of a share, all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares.

16.10

No dividend or distribution or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share and no dividend shall be paid on Treasury Shares.

16.11	If, in respect of a dividend or other distribution or other amount payable in respect of a share, on any one occasion:

(a)	a cheque is returned undelivered or left uncashed; or

(b)

an electronic transfer is not accepted, and reasonable enquiries have failed to establish another address or account of the person entitled to the payment, the Company is not obliged to send or transfer a dividend or other amount payable in respect of that share to that person until he notifies the Company of an address or account to be used for that purpose. If the cheque is returned undelivered or left uncashed or transfer not accepted on two consecutive occasions, the Company may exercise this power without making any such enquiries.

16.12

Without the prior vote of the holders of a majority of the Ordinary Shares then outstanding and the holders of a majority of the Class B Shares then outstanding, each voting as separately as a single class, no dividend shall be declared or paid or set apart for payment on the Ordinary Shares in (i) Ordinary Shares or rights, options or warrants to purchase Ordinary Shares unless there shall also be or have been declared and set apart for payment on the Class B Shares, a dividend of an equal number of Class B Shares or rights, options or warrants to purchase Class B Shares or (ii) Class B Shares or rights, options or warrants to purchase Class B Shares unless there shall also be or have been declared and set apart for payment on the Class B Shares, a dividend of an equal number of Class B Shares or rights options or warrant to purchase Class B Shares.

17	REDEMPTION OF SHARES AND TREASURY SHARES

17.1	The Company may purchase, redeem or otherwise acquire and hold its own shares with the consent of the Member whose shares are to be purchased, redeemed or otherwise acquired.

17.2	The purchase, redemption or other acquisition by the Company of its own shares is deemed not to be a distribution where:

(a)

the Company purchases, redeems or otherwise acquires the shares pursuant to a right of a Member to have his shares redeemed or to have his shares exchanged for money or other property of the Company, or

(b)	the Company purchases, redeems or otherwise acquires the shares by virtue of the provisions of section 176 of the Act.

17.3	Sections 60, 61 and 62 of the Act shall not apply to the Company.

17.4

Shares that the Company purchases, redeems or otherwise acquires pursuant to this Article 17 may be cancelled or held as Treasury Shares except to the extent that such shares are in excess of 50 (fifty) per cent. of the issued shares of that class or series in which case they shall be cancelled but they shall be available for reissue.

17.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the share as a Treasury Share.

17.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

17.7

Where shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 (fifty) per cent. of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

18	MEETINGS AND CONSENTS OF MEMBERS

18.1

The Company shall hold the first annual general meeting within a period of 18 months following the date of the Acquisition. Not more than 15 months shall elapse between the date of one annual general meeting and the date of the next, unless such period is extended, or such requirement is waived, by a Resolution of Members.

18.2

By a Resolution of Directors, the Directors may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as the Director considers necessary or desirable.

18.3

Upon the written request of Members entitled to exercise 30 (thirty) per cent. or more of the voting rights in respect of the matter for which the meeting is requested, the Directors shall convene a meeting of Members.

18.4	The Director convening a meeting shall give not less than 10 (ten) calendar days’ written notice of a meeting of Members to:

(a)	those Members who are entitled to vote at the meeting; and

(b)	the other Directors.

18.5

A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 (ninety) per cent. of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute a waiver in relation to all the shares which that Member holds.

18.6

The inadvertent failure of a Director who convenes a meeting to give notice of a meeting to a Member or another Director, or the fact that a Member or another Director has not received notice, does not invalidate the meeting.

18.7

If the Board, in its discretion, considers that it is impractical or unreasonable for any reason to hold a meeting of Members at the time or place specified in the notice calling the meeting of Members, it may move and/or postpone the meeting of Members to another time and/or place. Notice of the business to be transacted at such moved and/or postponed meeting is not required. The Board must take reasonable steps to ensure that Members trying to attend the meeting of Members at the original time and/or place are informed of the new arrangements for the meeting of Members. Proxy forms can be delivered as specified in Article 20.10 until 24 (twenty-four) hours before the rearranged meeting. Any postponed and/or moved meeting may also be postponed and/or moved under this Article 18.

19	PROCEEDINGS AT MEETINGS OF MEMBERS

19.1	The quorum of any meeting of Members shall be Members representing a majority of the votes of shares entitled to vote at such meeting, whether present in person or by proxy and entitled to vote.

19.2

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear or read what is said or communicated by each other.

19.3

If a quorum is not present within half an hour from the time appointed for the meeting (or such longer period as the chairman of the meeting may think fit and allow), or if during a meeting such a quorum ceases to be present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. If otherwise convened, it shall stand adjourned to such day, time and place as the chairman may determine or as otherwise may be specified in the original notice of meeting, provided that such meeting shall stand adjourned until a quorum is present.

19.4

The chairman may invite any person to attend and speak at any meeting of Members of the Company where he considers this will assist in the deliberations of the meeting. The Directors may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of shares.

19.5

The notice of meeting may also specify a time (which shall not be more than 48 (forty eight) hours before the time fixed for the meeting) by which a person must be entered on the Register of Members in order to have the right to attend or vote at the meeting. Changes to entries on the Register of Members after the time so specified in the notice shall be disregarded in determining the rights of any person to so attend or vote.

19.6

The Directors may determine that those persons who are entered on the Register of Members at the close of business on a day determined by the Directors (which may not be more than 21 (twenty-one) calendar days before the date on which the notices of meeting were sent) shall be the persons who are entitled to receive notice.

19.7

The chairman may, with Resolution of the Members present at a meeting, adjourn any meeting from time to time, and from place to place. When a meeting is adjourned for 14 (fourteen) calendar days or more, at least 7 (seven) calendar days’ notice shall be given specifying the day, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

19.8

At any meeting of Members, the chairman (if any) of the Board or, if he is absent or unwilling, any one of the other Directors present at the meeting (as determined by the Director(s) present or, in the absence of such determination, by a Resolution of Members), shall preside as chairman of the meeting. If none of the Directors are present or are present but unwilling to preside, the Members present and entitled to vote shall, by Resolution of Members, choose one of their number to preside as chairman of the meeting.

19.9

At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

19.10

The demand for a poll may be withdrawn before the poll is taken but only with the consent of the chairman. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

19.11

A poll shall be taken as the chairman directs and he may appoint persons (who need not be Members) and fix a day, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

19.12

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such day, time and place as the chairman directs not being more than 30 (thirty) calendar days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. Subject to Article 19.10, if a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

19.13

No notice need be given of a poll not taken forthwith if the day, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least 7 (seven) calendar days’ notice shall be given specifying the day, time and place at which the poll is to be taken.

19.14	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall not be entitled to a casting vote in addition to any other vote he may have.

19.15	The provisions of this Article 19 in relation to any meeting of Members shall apply equally to any separate meeting of a class or series of Members.

20	VOTES OF MEMBERS

20.1	Subject to any rights or restrictions attached to any shares or class or series of shares and to the provisions of the Articles:

(a)	on a show of hands every Member who is present in person (or in the case of corporations, present by a duly authorised representative) or by proxy shall have one vote; and

(b)	on a poll every Member present in person (or in the case of corporations, present by a duly authorised representative) or by proxy shall have one vote for every share of which he is the holder.

20.2	The following applies where shares are jointly owned:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)

if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of shares then the vote of the joint owner whose name appears first (or earliest) in the Register of Members in respect of the relevant shares shall be recorded as the vote attributable to the shares.

20.3

A Member in respect of whom an order has been made by any court having jurisdiction (whether in the British Virgin Islands or elsewhere) in matters concerning mental disorder may vote, whether by a show of hands or by a poll, by his attorney, receiver or other person authorised in that behalf appointed by that court, and any such attorney, receiver or other person may vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the office of the registered agent of the Company, or at such other place within the British Virgin Islands as is specified in accordance with these Articles for the deposit of instruments of proxy, before the time appointed for holding the meeting or adjourned meeting or the holding of a poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

20.4

Unless the Directors otherwise decide, no Member shall be entitled to vote at any meeting of Members or at any separate meeting of the holders of any class or series of shares in the Company, either in person or by proxy, in respect of any share held by him or to exercise rights as a holder of shares unless all calls and other sums presently payable by him in respect of shares of which he is the holder or one of the joint holders have been paid.

20.5

No Member shall, if the Directors so determine, be entitled in respect of any share held by him to attend or vote (either personally or by representative or by proxy) at any meeting of Members or separate class or series meeting of the Company or to exercise any other right conferred by membership in relation to any such meeting if he or any other person appearing to be interested in such shares has failed to comply with a Disclosure Notice within 14 (fourteen) calendar days, in a case where the shares in question represent at least 0.25 (nought point two five) per cent. of their class, or within 7 (seven) calendar days, in any other case, from the date of such Disclosure Notice. These restrictions will continue until the information required by the notice is supplied to the Company or until the shares in question are transferred or sold in circumstances specified for this purpose in these Articles.

20.6

No objection shall be raised to the entitlement of any voter or to any person to vote as he did except at the meeting or adjourned meeting or poll at which the vote objected to is or may be tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive absent manifest error.

20.7	On a poll, a person entitled to more than one vote need not if he votes, use all his votes or cast all votes he uses in the same way.

20.8

A Member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. A proxy need not be a Member. A Member may appoint more than one proxy to attend on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him. When two or more valid but differing appointments of proxy are delivered or received for the same share for use at the same meeting, the one which is last validly delivered or received (regardless of its date or the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that share.

20.9

The instrument appointing a proxy shall be in writing in any usual form (or in another form approved by the Board) under the hand of the appointer or his attorney duly authorised in writing or if the appointer is a corporation, either under its common seal or under the hand of an officer or attorney so authorised.

20.10	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of such power or authority shall be:

(a)

delivered to the office of the registered of the Company or at such other place as is specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company not less than 24 (twenty-four) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote;

(b)

given by email or any other electronic method to the address of the Company specified for that purpose in the notice of the meeting or in the instrument of proxy issued by the Company not less than 24 (twenty-four) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and subject to the need to deposit any power of attorney or other authority (if any) under which an instrument of proxy is signed, an instrument so given shall be deemed to be duly deposited. However, any power of attorney or other authority (if any) under which an instrument of proxy is executed, or a notarially certified copy of such power or authority, shall not be given by email or any other electronic method;

(c)

in the case of a poll taken more than 48 (forty-eight) hours after it is demanded, delivered as required by sub-paragraph (a) or (b) of this Article 20.10 not less than 24 (twenty four) hours before the time appointed for the taking of the poll; or

(d)	in the case of a poll not taken immediately but taken not more than 48 (forty-eight) hours after it was demanded, the time at which it was demanded,

and in default and unless the Board directs otherwise, the instrument of proxy shall not be treated as valid.

20.11

No instrument appointing a proxy shall be valid after the expiration of 12 (twelve) months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within 12 (twelve) months from such date. Notwithstanding this Article, the Directors may, at their discretion, accept the appointment of a proxy at any time prior to holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote.

20.12

Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an uncertificated proxy instruction and may in a similar manner permit supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such uncertificated proxy instruction (and/or other instruction or notification) is to be treated as received by the Company or a participant acting on its behalf. The Board may treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

20.13

A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or insanity of the principal or the revocation or determination of the instrument of proxy or of the authority under which the instrument of proxy was executed or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or determination shall have been received by the Company at the office of its registered agent or at such other place at which the instrument of proxy was duly deposited before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

20.14

Notwithstanding anything contained in these Articles, and subject to such being permissible under the Law, the Directors of the Company may elect to provide a facility for using electronic voting and polling by the holders for any purpose deemed appropriate by the Directors, including without limitation, the polling of holders and electronic voting by holders at any meeting of Members.

20.15

Any vote given by proxy may be given by email or any other electronic method (including any instruction or message under a Relevant System) to the address of the Company or person nominated by the Company and specified for that purpose in the notice of meeting or in the instrument of proxy issued by the Company (unless using a Relevant System in which case such message may be received by the Company’s agent) and, with the exception of votes cast using a Relevant System subject to the need to deposit any power of attorney or other authority (if any) under which a vote given by proxy is made, a vote so given shall be deemed to be duly made. However, any power of attorney or other authority (if any) under which a vote given by proxy is made, or a notarially certified copy of such power or authority, shall not be given by email or any other electronic method.

20.16

Subject to the specific provisions contained in this Article 20 for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Member or the Company.

20.17

Any corporation which is a Member may, by resolution of its Board or other governing body or officers authorised by such body, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or at any meeting of the holders of shares of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member. A corporation present at any meeting by such representative shall be deemed for the purposes of these Articles to be present in person.

20.18

The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 (seven) calendar days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

20.19

Except as may otherwise be provided by Article 20.20, no action that is required or permitted to be taken by Members of the Company at any meeting of Members may be effected by written consent of the Members in lieu of a meeting of Members.

20.20

Notwithstanding the provisions of Article 20.19 above or any other provision of the Memorandum or these Articles to the contrary, any action required or permitted to be taken at any meeting of the holders of the outstanding Founder Preferred Shares voting as a single class, Series A Founder Preferred Shares voting separately as a class or Series B Founder Preferred Shares voting separately as a class, as applicable, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding Founder Preferred Shares, voting together as a single class, Series A Founder Preferred Shares voting separately as a single class or Series B Founder Preferred Shares voting separately as a single class, as applicable, having not less than the minimum number of votes that would be necessary to authorise or take such action at a meeting at which all of the holders of the Founder Preferred Shares, Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, were present and voted and shall be delivered to delivered to the Company by delivery to the office of its registered agent, its principal place of business, or an officer or agent of the Company having custody of the book in which minutes of proceedings of shareholders are recorded. Delivery made to the office of the registered agent of the Company shall be by hand or by internationally recognised courier. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent of the holders of the outstanding Founder Preferred Shares, voting together as a single class, Series A Founder Preferred Shares, voting separately as a single class, or Series B Founder Preferred Shares, voting separately as a single class, as applicable, shall, to the extent required by applicable law, be given to those holders of the outstanding Founder Preferred Shares, Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders of outstanding Founder Preferred Shares, Series A Founder Preferred Shares, or Series B Founder Preferred Shares, as applicable, to take the action were delivered by the Company.

20.21

The consent contemplated by Article 20.20 may be in the form of counterparts, each counterpart being signed by one or more Members. If such consent is in one or more counterparts, and the counterparts bear different dates, then the consent shall take effect on the earliest date upon which eligible Members holding a sufficient number of votes that would be necessary to authorise or take such action at a meeting at which all of the holders of the Founder Preferred Shares, Series A Founder Preferred Shares or Series B Founder Preferred Shares, as applicable, have consented.

21	SQUEEZE OUT PROVISIONS

Section 176 of the Act shall not apply to the Company.

22	NUMBER OF DIRECTORS

22.1

Subject to the terms of any one or more classes or series of Founder Preferred Shares, the Board shall consist of such number of members as fixed from time to time by resolution adopted by the affirmative vote of a majority of all the Directors.

23	POWERS OF DIRECTORS

23.1

The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors. The Directors have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

23.2	The continuing Directors may act notwithstanding any vacancy in their body.

23.3

Subject as hereinafter provided, the Directors may exercise all the powers of the Company to borrow or raise money (including the power to borrow for the purpose of redeeming shares) and secure any debt or obligation of or binding on the

Company in any manner including by the issue of debentures (perpetual or otherwise) and to secure the repayment of any money borrowed raised or owing by mortgage charge pledge or lien upon the whole or any part of the Company’s undertaking property or assets (whether present or future) and also by a similar mortgage charge pledge or lien to secure and guarantee the performance of any obligation or liability undertaken by the Company or any third party.

23.4

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

23.5	Section 175 of the Act shall not apply to the Company.

24	DELEGATION OF DIRECTORS’ POWERS

24.1

The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. They may also delegate to any other Director (whether holding any other executive office or not) such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee shall be governed by the Articles regulating the proceedings of Directors so far as they are capable of applying and so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee, provided that it is not necessary to give notice of a meeting of that committee to Directors other than the Director or Directors who form the committee.

24.2

For so long as any Founder Directors are appointed, at least 4/9 (four-ninths) of each committee of Directors shall be comprised of Founder Directors or other Directors selected by the Founder Directors.

24.3	The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that the Company will immediately after a proposed distribution, satisfy the solvency test (as defined in the Act).

24.4

Articles 24.1 and 24.3 do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

24.5

The Directors may, by power of attorney signed by any one or more persons duly authorised, appoint any person either generally or in respect of any specific matter, to represent the Company, act in its name and execute documents on its behalf.

25	APPOINTMENT AND RETIREMENT OF DIRECTORS

25.1

Subject to the Act and these Articles, the Directors shall have power from time to time, without sanction of the Members, to appoint any person to be a Director (other than a Founder Director), either to fill a casual vacancy or as an additional Director (other than an additional Founder Director). A vacancy in relation to Directors occurs if a Director dies or otherwise ceases to hold office prior to the expiration of his term of office.

25.2

Subject to the Act and these Articles, the Members may by a Resolution of Members appoint any person as a Director (other than a Founder Director) and there shall be no requirement for the appointment of two or more such Directors to be considered separately.

25.3

For so long as the Founder Entities, their Affiliates and their Permitted Transferees in aggregate hold 20 (twenty) per cent. or more of the issued and outstanding shares of Founder Preferred Shares, the holders of a majority in voting power of the outstanding Founder Preferred Shares, voting or consenting together as a single class, shall be entitled to, at any meeting of the holders of the outstanding Founder Preferred Shares held for the election of directors or by consent in lieu of a meeting of the holders of the outstanding Founder Preferred Shares, (i) elect 4 (four) members of the Board (together, the Founder Directors and each, a Founder Director), (ii) remove from office, with or without cause, any Founder Director and (iii) fill any vacancy caused by the death, resignation, disqualification, removal or other cause of any Founder Director; provided, however, (x) if the holders of the outstanding Founder Preferred Shares, voting or consenting together as a single class, fail to elect a sufficient number of directors to fill the directorships for which they are entitled to elect directors pursuant to this Article 25.3, then any directorship not so filled shall remain vacant until such time as it shall be filled in accordance with this Article 25.3, and no such directorship may be filled by shareholders of the Company other than the holders of the outstanding Founder Preferred Shares, voting or consenting together as a single class, and (y) no vacancy caused by the death, resignation, disqualification, removal or other cause of any Founder Director may be filled by any remaining Founder Director. A majority of the Founder Directors must be “independent” under the rules of the primary stock exchange or quotation system on which Ordinary Shares are then listed or quoted or, if there are no such rules, the rules of the NYSE.

25.4

A Director (other than a Founder Director) is appointed for such term as may be specified in the Resolution of Directors or Resolution of Members appointing him. Where the Directors appoint a person as Director (other than a Founder Director) to fill a vacancy, such replacement Director may be appointed for any term as the Directors in their discretion determine.

25.5

Each Director (other than a Founder Director) holds office for the term, if any, fixed by the Resolution of Members or Resolution of Directors appointing or otherwise provided for in the relevant Director’s service agreement or letter of appointment (if applicable), or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Director serves indefinitely until his earlier death, resignation or removal.

25.6	A person must not be appointed a Director unless he has in writing consented to being a Director of the Company.

25.7

A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice, provided in both instances that such resignation is in accordance with the terms of the relevant Director’s service agreement or letter of appointment (if applicable). A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

26	DISQUALIFICATION AND REMOVAL OF DIRECTORS

26.1	The office of a Director shall be vacated if:

(a)

he ceases to be a Director by virtue of any provision of the Law or he ceases to be eligible to be a Director or is disqualified in accordance with the Law or any rule or regulation of the primary stock exchange or quotation system on which the Ordinary Shares are listed or quoted or, if there are no such rules, the rules of the NYSE;

(b)

he becomes of unsound mind or incapable or an order is made by a court having jurisdiction (whether in the British Virgin Islands or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver or other person to exercise powers with respect to his property or affairs;

(c)	other than a Founder Director, he is absent from meetings of Directors for a consecutive period of 12 (twelve) months and the other Directors resolve that his office shall be vacated;

(d)	he dies;

(e)	he resigns his office by written notice to the Company; or

(f)

other than a Founder Director (who may only be removed in accordance with Article 26.2), he is removed by a Resolution of Members passed at a meeting of Members called for the purposes of removing such Director or for purposes including the removal of such Director or by a written resolution passed by a Resolution of Members; and for the purposes of this Article 26.1, Section 114 of the Act shall not apply.

26.2

Any Founder Director may only be removed, with or without cause, by a resolution or consent of the holders of a majority in voting power of the outstanding Founder Preferred Shares, voting or consenting together as a single class.

27	DIRECTORS’ REMUNERATION AND EXPENSES

27.1	The Directors shall be remunerated for their services at such rate as the Directors shall determine.

27.2

The Directors may grant special remuneration to any Director who, being so called upon, shall be willing to render any special or extra services to the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director and may be made payable by a lump sum or by way of salary or commission or by any or all of those models or otherwise.

27.3	The Directors may be paid:

(a)

all reasonable travelling, hotel and other out of pocket expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or meetings of Members or separate meetings of the holders of any class or series of shares or of debentures of the Company or otherwise in connection with the discharge of their duties; and

(b)	all reasonable expenses properly incurred by them in seeking independent professional advice on any matter that concerns them in the furtherance of their duties as a Director of the Company.

28	OFFICERS AND AGENTS

28.1

The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board, a Chief Executive Officer, one or more vice-presidents, secretaries, assistant secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

28.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors.

28.3	The emoluments of all officers shall be fixed by Resolution of Directors.

28.4

The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

28.5

Subject to the provisions of the Act, the Directors may appoint one or more of their number to the office of managing director or to any other executive office in the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they determine.

28.6

The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Article 24.3. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

29	DIRECTORS’ INTERESTS

29.1	A Director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other Directors.

29.2

For the purposes of Article 29.1, a disclosure to all other Directors to the effect that a Director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

29.3	Subject to any applicable rules or regulations, a Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

30	DIRECTORS’ GRATUITIES AND PENSIONS

The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or who was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

31	PROCEEDINGS OF DIRECTORS

31.1

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors by notifying each other Director in writing or otherwise. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes the chairman shall not have a second or casting vote.

31.2

A Director shall be given notice of meetings of Directors. A meeting of Directors held without notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute a waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

31.3

The quorum for the transaction of the business of the Directors may be fixed by the Directors; provided that quorum shall not be fixed at a number of Directors that is less than a majority of Directors.

31.4	The Directors or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

31.5

A meeting of Directors may be held notwithstanding that such Directors may not be in the same place if a Director is, by any means, in communication with one or more other Directors so that each Director participating in the communication can hear or read what is said or communicated by each of the others and any such meeting shall be deemed to be held in the place in which the chairman of the meeting is present and each such Director shall be deemed to be present at such meeting and shall be counted when reckoning a quorum.

31.6

The continuing Directors or the only continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a meeting of Members. In lieu of minutes of a meeting a sole continuing Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

31.7

The Directors may appoint one of their number to be the chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

31.8

All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, be as valid as if every such person had been duly appointed and was qualified.

31.9

An action that may be taken by the Directors or a committee of Directors at a meeting by Resolution of Directors may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing or by electronic transmission without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which sufficient Directors have consented to the resolution by signed counterparts.

31.10	The Company shall keep a register of Directors containing:

(a)	the names and addresses, date and place of birth, and nationality of the persons who are Directors;

(b)	the date on which each person whose name is entered in the register was appointed as a Director;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	such other information as may be prescribed by the Act and/or any applicable law, rules and regulations.

31.11

The register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of Directors.

32	INDEMNIFICATION

32.1

Subject to the limitations hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director; provided, however, that except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify a Director in connection with a proceeding initiated by such Director unless such proceeding was authorised or consented to by the Board.

32.2

Subject to the limitations hereinafter provided, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal administrative or investigative proceedings any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

32.3

The indemnity in Articles 32.1 and 32.2 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

32.4

The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

32.5

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

32.6

The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

33	RECORDS

33.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the Register of Members, or a copy of the Register of Members;

(c)	the register of Directors, or a copy of the register of Directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 (ten) years.

33.2	If the Company maintains only a copy of the Register of Members or a copy of the register of Directors at the office of its registered agent, it shall:

(a)	within 15 (fifteen) calendar days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original Register of Members or the original register of Directors is kept.

33.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Members and classes of Members;

(b)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)	an impression of the Seal, if any.

33.4

Where any original records referred to in this Article 33 are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 (fourteen) calendar days of the change of location.

33.5	The records kept by the Company under this Article 33 shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

33.6	A Director is entitled, on giving reasonable notice, to inspect the documents and records of the Company:

(a)	in written form;

(b)	without charge; and

(c)	at a reasonable time specified by the Director,

and to make copies of or take extracts from the documents and records.

33.7	Subject to Article 33.8, a Member is entitled, on giving written notice to the Company, to inspect:

(a)	the Memorandum and Articles;

(b)	the Register of Members;

(c)	the register of Directors; and

(d)	minutes of meetings of Members and Resolutions of Members and of those classes of Members of which he is a Member,

and to make copies of or take extracts from the documents and records.

33.8

The Directors may, if they are satisfied that it would be contrary to the Company’s interests (having regard, if applicable, to the fact that the Company is publicly traded and the expectation that the documents referred to in Article 33.7(a) to 33.7(c) will be publicly available) to allow a Member to inspect any document, or part of a document, specified in Article 33.7(b), 33.7(c) or 33.7(d), refuse to permit the Member to inspect such document or limit the inspection of such document, including limiting the making of copies or the taking of extracts from the records.

33.9	The rights of inspection of a Director and a Member shall be exercisable during ordinary business hours.

34	REGISTERS OF CHARGES

34.1

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

35	CONTINUATION

The Company may by Resolution of Directors or Resolution of Members continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

36	SEAL

36.1	The Seal (if any) shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors.

36.2

Subject to the provisions of the Act, the Directors may determine to have an official seal for use in any country, territory or place outside the British Virgin Islands, which shall be a facsimile of the Seal. Any such official seal shall in addition bear the name of every territory, district or place in which it is to be used.

36.3

The Directors may determine who shall sign any instrument to which the Seal or any official seal is affixed and, in respect of the Seal, unless otherwise so determined: (i) share certificates need not be signed or, if signed, a signature may be applied by mechanical or other means or may be printed; and (ii) every other instrument to which the Seal is affixed shall be signed by a Director and by the secretary or by a second Director. A person affixing the Seal or any official seal to any instrument shall certify thereon the date upon which and the place at which it is affixed (or, in the case of a share certificate, on which the Seal may be printed). The Directors may also decide, either generally or in a particular case, that a signature or the Seal may be dispensed with or affixed by mechanical means.

37	ACCOUNTS AND AUDIT

37.1

No Member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by the Act or authorised by the Directors or by these Articles.

37.2	The Company may appoint auditors to examine the accounts and report thereon in accordance with the Law.

38	CAPITALISATION OF PROFITS

38.1	The Directors may by a Resolution of Directors:

(a)

resolve to capitalise any undistributed profits of the Company or any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including a capital reserve, profit and loss account or revenue reserve) or subject as hereinafter provided any such amount standing to the credit of a share premium account or capital redemption reserve fund, whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members who, in the case of any amount capable of being distributed by way of dividend, would have been entitled thereto if so distributed or, in the case of any amount not so capable, to the Members who would have been entitled thereto on a winding-up of the Company and in either case in the same proportions and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)

paying up in full unissued shares or debentures of an amount equal to that sum, and allot the shares or debentures, credited as paid up, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit, including issuing fractional certificates, disregarding fractions or selling shares or debentures representing the fractions to a person for the best price reasonably obtainable and distributing the net proceeds of the sale in due proportion amongst the Members (except that if the amount due to a Member is less than $10, or such other sum as the Board may decide, the sum may be retained for the benefit of the Company);

(d)	authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as paid up, of shares or debentures to which they may be entitled on the capitalisation; or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolution.

38.2

Notwithstanding any other provision of these Articles, but subject to the rights attached to shares, the Board may fix any date as the record date for a dividend, distribution, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, distribution, allotment or issue is declared, made or paid.

39	NOTICES

39.1

Any notice and any account, balance sheet, report or other document (each a Document) to be given to or by any person pursuant to these Articles shall be in writing except that a notice calling a meeting of the Directors or a committee of Directors need not be in writing.

39.2	The Company may give any Document either:

(a)	personally;

(b)

by sending it by post in a prepaid envelope addressed to the Member at his registered address or by leaving it at that address or by sending it to or leaving it at such other address nominated for the purpose;

(c)

by sending it by electronic means (other than by transmission by facsimile) to such electronic address from time to time held by the Company for that Member, or by means of a website, unless such Member notifies the Company otherwise and unless and until the Company receives such notice, a Member is deemed to agree to the sending of Documents by electronic means in any particular electronic form and to the sending of documents by means of a website; or

(d)	if service cannot be effected in accordance with sub-paragraphs (a) to (c) inclusive above, in any other manner permitted by the Act.

39.3	Any Document to be given to the Company pursuant to these Articles may be given either:

(a)

by being sent by international courier addressed to the Company (i) at its Office, or by leaving it at such address or (ii) by sending it to or leaving it at such other address nominated by the Directors from time to time for the purpose;

(b)

by sending it by electronic means (other than by transmission by facsimile) to (i) such electronic address, or by means of a website, from time to time provided by the Company for the purpose of the service of Documents upon it, or (ii) such other electronic address nominated by the Directors from time to time for the purpose; or

(c)	if service cannot be effected in accordance with sub-paragraphs (a) to (b) inclusive above, in any other manner permitted by the Act.

39.4

In the case of joint holders of a share, all Documents shall be given to the joint holder whose name stands first in the Register of Members in respect of the joint holding and Documents so given shall be sufficient disclosure to all the joint holders.

39.5

A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class or series of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

39.6

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register of Members, has been duly given to a person from which he derives his title.

39.7	Service of any Document by post shall be proved by showing the date of posting, the address thereon and the fact of prepayment.

39.8

A Document addressed to the office of the registered agent of the Company, a registered address or an address for service is, if sent by international courier, deemed to be given 2 (two) calendar days after it has been sent or, if such day is not a Business Day, on the next Business Day, and in proving service it is sufficient to prove that the envelope containing the Document was properly addressed and duly posted.

39.9

A Document not sent by courier but left at the office of the registered agent of the Company, a registered address or at an address for service is deemed to be given on the day it is left or, if such day is not a Business Day, on the next Business Day.

39.10

Where a notice is given by e-mail, service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent or, if such day is not a Business Day, on the next Business Day, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

39.11

Any Document served by an advertisement or notice published in a newspaper or the BVI Gazette is deemed to be given to all Members and other persons entitled to receive it at noon on the day when the advertisement or notice appears or, where an advertisement or notice is given by more than one advertisement or notice and the advertisements or notices appear on different days, at noon on the last of the days when the advertisements or notices appear.

39.12	Any Document served or delivered by the Company by any other means is deemed to be served when the Company has taken the action it has been authorised to take for that purpose.

39.13

A Document may be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of Documents to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or curator of the Member or by any like description at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. If more than one person would be entitled to receive a notice in consequence of the death, bankruptcy or incapacity of a Member, notice given to any one of such persons shall be sufficient notice to all such persons.

40	WINDING UP

40.1

The Directors may by a Resolution of Directors approve the winding up of the Company to occur where the Directors reasonably conclude that the Company is or will become a Dormant Company (and will be at the time of the winding up). For the avoidance of doubt such Resolution of Directors may, subject to the Act, be approved at any time.

40.2	Save in the circumstances provided in Article 40.1, a Special Resolution of Members is required to approve the voluntary winding-up of the Company.

40.3

If any proposal to wind up the Company is approved by a Special Resolution of Members, Resolution of Members or Resolution of Directors pursuant to this Article 40 or Article 42, the Company shall proceed to be wound-up in accordance with section 199 of the Act.

41	MERGER AND CONSOLIDATION

41.1	The Company may, with the approval of a Resolution of Members, merge or consolidate with one or more BVI or foreign companies, in the manner provided in the Act.

41.2

A Resolution of Members (either pursuant to Article 41.1 or otherwise) shall not (unless the Law requires otherwise) be required in relation to a merger of a parent company with one or more subsidiary companies (each as defined in section 169 of the Act) in accordance with section 172 of the Act.

41.3	In the event of a merger or consolidation of the Company with or into another entity (whether or not the Company is the surviving entity):

(a)	the holder of each Ordinary Share shall be entitled to receive the same per share consideration on a per share basis; and

(b)	the holders of each Class B Share shall not be entitled to receive any consideration in respect of a Class B Share.

42	ACQUISITION

Notwithstanding anything to the contrary in these Articles, but subject to compliance with the Law, any matters which the Directors consider (acting in good faith) it is necessary or desirable to approve in relation to, in connection with or resulting from the Acquisition, may be approved at any time by a Resolution of Directors or, to the extent a resolution of Members is required pursuant to the Law, upon the approval of a Resolution of Members.

43	AMENDMENT OF MEMORANDUM AND ARTICLES

Subject to obtaining the approval of the holders of the class or classes or series of shares if required by Clauses 7.1, 7.2 or 7.3 of the Memorandum, the Directors may at any time amend the Memorandum or these Articles where the Directors determine, in their discretion, by a Resolution of Directors that such changes are necessary or desirable in relation to, in connection with or resulting from the Acquisition.

44	REDEMPTION

44.1

The Company shall at all times reserve and keep available out of its authorised but unissued Ordinary Shares, solely for the purpose of issuance upon redemption or exchange of the outstanding Common Units or other applicable Units pursuant to the OpCo LLC Agreement, the number of Ordinary Shares that are issuable upon any such redemption or exchange; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of any such redemption or exchange of Common Units pursuant to the OpCo LLC Agreement by delivering cash in lieu of Ordinary Shares in accordance with the OpCo LLC Agreement or Ordinary Shares which are held in the treasury of the Company. The Company covenants that Ordinary Shares issued pursuant to the OpCo LLC Agreement shall, upon issuance, be validly issued, fully paid and non-assessable.

44.2

To the extent that either: (i) any holder of Class B Shares exercises its right pursuant to the OpCo LLC Agreement to have its Common Units redeemed by OpCo in accordance with the OpCo LLC Agreement; or (ii) the Company exercises its option pursuant to the OpCo LLC Agreement to effect a direct exchange with such holder in lieu of the redemption described in limb (i), then upon the surrender of the Class B Shares to be redeemed or exchanged and simultaneous with the payment of, at the Company’s election, cash or Ordinary Shares to the holder of such Class B Shares by OpCo (in the case of a redemption) or the Company (in the case of an exchange), the Class B Shares so redeemed or exchanged shall be automatically (and without further action on the part of the Company or such holder) cancelled for no consideration.

44.3

The Company shall undertake all lawful actions, including, without limitation, a reclassification, dividend, division, combination or recapitalisation, with respect to the Ordinary Shares (and Series A Founder Preferred Shares which may be converted into Ordinary Shares) necessary to maintain at all times a one-to-one ratio between the number of Class A Common Units owned by the Company and the number of outstanding Ordinary Shares (and number of Ordinary Shares into which all outstanding Series A Founder Preferred Shares may be converted), disregarding, for purposes of maintaining such one-to-one ratio, (i) restricted shares issued pursuant to an equity plan of the Company that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto, (ii) Treasury Shares, (iii) non-economic voting shares, such as Class B Shares and Series B Founder Preferred Shares, or (iv) Founder Preferred Shares or other debt or equity securities (including, without limitation, warrants, options and rights) issued by the Company that are convertible into or exercisable or exchangeable for Ordinary Shares (except to the extent the net proceeds from such other securities, including, without limitation, any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by the Company to the equity capital of OpCo) (clauses (i), (ii), (iii) and (iv), collectively, the Disregarded Shares).

44.4

The Company shall undertake all lawful actions, including, without limitation, a reclassification, dividend, division, combination or recapitalisation, with respect to the Class B Shares (and Series B Founder Preferred Shares which may be converted into Class B Shares) necessary to maintain at all times a one-to-one ratio between the number of Class B Common Units, LTIP Units or Rollover Profits Units owned by the holders thereof pursuant to the OpCo LLC Agreement and the number of outstanding Class B Shares (and number of Class B Shares into which all outstanding Series B Founder Preferred Shares be converted) owned by such holders.

44.5

The Company shall not undertake or authorise: (i) any subdivision (by any share split, dividend, reclassification, recapitalisation or similar event) or combination (by reverse share split, reclassification, recapitalisation or similar event) of the Ordinary Shares that is not accompanied by an identical subdivision or combination of the Class A Common Units to maintain at all times, subject to the provisions of these Articles, a one-to-one ratio between the number of Class A Common Units owned by the Company and the number of outstanding Ordinary Shares, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded

Shares; or (ii) any subdivision (by any share split, dividend, reclassification, recapitalisation or similar event) or combination (by reverse share split, reclassification, recapitalisation or similar event) of the Class B Shares that is not accompanied by an identical subdivision or combination of the Class B Common Units, LTIP Units or Rollover Profits Units to maintain at all times, subject to the provisions of these Articles, a one-to-one ratio between the number of Class B Common Units, LTIP Units and Rollover Profits Units owned by the holders of Class B Shares and the number of outstanding Class B Shares, unless, in each case, such action is necessary to maintain at all times a one-to-one ratio between the number of Class A Common Units owned by the Company and the number of outstanding Ordinary Shares, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares, and a one-to-one ratio between the number of Class B Common Units, LTIP Units or Rollover Profits Units owned by the holders of Class B Shares and the number of outstanding Class B Shares.

44.6

The Company shall not issue, transfer or deliver Treasury Shares or repurchase or redeem Ordinary Shares in a transaction not contemplated by the OpCo LLC Agreement unless in connection with any such issuance, transfer, delivery, repurchase or redemption the Company takes or authorises all requisite action such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of Common Units owned by the Company shall equal on a one-for-one basis the number of outstanding Ordinary Shares, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares.

44.7

The Company shall not issue, transfer or deliver Treasury Shares or repurchase or redeem Series A Founder Preferred Shares or Series B Founder Preferred Shares in a transaction not contemplated by the OpCo LLC Agreement unless in connection with any such issuance, transfer, delivery, repurchase or redemption, the Company takes or authorises all requisite action such that, after giving effect to all such issuances, transfers, repurchases or redemptions: (i) the Company holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) Class A Common Units or other equity interests in OpCo which (in the good faith determination of the Board) are in the aggregate substantially equivalent in all respects to the outstanding Series A Founder Preferred Shares so issued, transferred, delivered, repurchased or redeemed; or (ii) the holders of Class B Common Units, LTIP Units or Rollover Profits Units hold (in the case of any issuance, transfer or delivery) or cease to hold (in the case of any repurchase or redemption) Class B Common Units or other equity interests in OpCo which (in the good faith determination of the Board) are in the aggregate substantially equivalent in all respects to the outstanding Series B Founder Preferred Shares so issued, transferred, delivered, repurchased or redeemed, respectively.

44.8

The Company shall not consolidate, merge, combine or consummate one or more other transactions (other than an action or transaction for which an adjustment is provided in one of the preceding paragraphs of this Article 44) in which Ordinary Shares (or Series A Founder Preferred Shares) are exchanged for or converted into other shares, securities or the right to receive cash and/or any other property, unless in connection with any such consolidation, merger, combination or other transaction, the Common Units, the LTIP Units and Rollover Profits Units shall be entitled to be exchanged for or converted into (without duplication of any corresponding Ordinary Share which the Company may elect to issue upon a redemption or exchange of such Common Units by the holder thereof) the same kind and amount of shares, securities, cash and/or any other property, as the case may be, into which or for which each Ordinary Share that such Class A Common Unit, LTIP Unit or Rollover Profits Unit could then be redeemed or exchanged for under the OpCo LLC Agreement, is exchanged or converted, the same kind of shares, securities, cash and/or other property, as the case may be, into which or for which each Ordinary Share is exchanged or converted, in each case to maintain at all times a one-to-one ratio between (x) the shares, securities or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one Ordinary Share and (y) the shares, securities or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one Common Unit, LTIP Unit or Rollover Profits Unit.

44.9

The provisions of Article 44.8 may be waived in any instance (without the necessity of calling, noticing or holding any meeting of shareholders of the Company) by the consent or agreement of the holders of a majority of: (i) the Ordinary Shares then outstanding, voting, consenting or agreeing separately as a single class; and (ii) the Class B Shares then outstanding, voting, consenting or agreeing separately as a single class, as applicable.

We, Intertrust Corporate Services (BVI) Limited of Ritter House, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands, in our capacity as registered agent for the Company hereby apply to the Registrar for the incorporation of the Company this 1st day of November 2017.

Incorporator

Sgd Joanne Turnbull

Joanne Turnbull

Authorised Signatory

Intertrust Corporate Services (BVI) Limited